                                                                    EXHIBIT 99.1


                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

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                                                 :
In re:                                           :        Chapter 11
                                                 :
METROCALL, INC., et al.(1),                      :        Case No. 02-11579 (RB)
                                                 :
                                                 :
                                                 :        Jointly Administered
                               Debtors.          :
                                                 :
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             ORDER CONFIRMING DEBTORS' JOINT PLAN OF REORGANIZATION

        Metrocall, Inc. ("Metrocall"), and its direct and indirect wholly-owned subsidiaries, Metrocall USA, Inc., Advanced Nationwide Messaging Corporation, MSI, Inc., McCaw RCC Communications, Inc. and Mobilfone Service, L.P., each as a debtor and debtor-in-possession (collectively, the "Debtors"), having filed their respective voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") on June 3, 2002 (the "Petition Date") commencing the above captioned jointly administered bankruptcy cases (the "Chapter 11 Cases"); and Debtors having filed with this Court on June 3, 2002, the proposed Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as amended, and the First Technical Modification to Debtors' First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated September 23, 2002 (the "Plan")(2); and Debtors having filed with this Court on June 3, 2002 the proposed disclosure statement, as amended by a First Amended Disclosure Statement filed on June 18, 2002 and as


-------------------
(1) The Debtors are Metrocall, Inc. and its direct and indirect wholly-owned subsidiaries, Metrocall USA, Inc., McCaw RCC Communications, Inc., MSI, Inc., Advanced Nationwide Messaging Corporation, and Mobilfone Service, L.P.

(2) Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan or the Disclosure Statement, as the case may be.

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further amended by the Second Amended Disclosure Statement filed on July 18,
2002 (the "Disclosure Statement"); and the Disclosure Statement having been approved by order of the Court dated July 18, 2002; and the Debtors' initial hearing on confirmation of the Plan scheduled for September 12, 2002 having been continued until September 25, 2002; and the Court having commenced a hearing to consider confirmation of the Plan on September 25, 2002 (the "Confirmation Hearing"); and the Court having considered the entire record concluded at the Confirmation Hearing, including without limitation, statements of counsel in support of and in opposition to confirmation at the Confirmation Hearing, the Debtors memorandum provided in support of Plan confirmation filed with the Court on September 23, 2002 (the "Confirmation Memorandum"), all testimony presented and evidence admitted by affidavits, including without limitation the affidavits of Vincent D. Kelly, James Millstein and Tinamarie Feil or otherwise at the Confirmation Hearing, and this Court having taken judicial notice of the papers and pleadings on file in the above-captioned Chapter 11 Cases; and after due deliberation, this Court makes and issues Findings of Fact, Conclusions of Law and Order Confirming Plan of Reorganization, as follows:(3)

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

                IT IS HEREBY FOUND AND DETERMINED THAT:

        A. On the Petition Date, the Debtors commenced the above-captioned Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Each of the Debtors was and is qualified to be a debtor under section 109 of the Bankruptcy Code. These Chapter 11 Cases are jointly administered.


-------------------
(3) This Confirmation Order constitutes this Court's findings of fact and conclusions of law under Federal Rule of Civil Procedure 52, as made applicable by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

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

        B. This Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157(a) and 1334. This is a core proceeding pursuant to 28 U.S.C.
Section 157(b)(2). Venue in the District of Delaware was proper on the Petition Date and continues to be proper under 28 U.S.C. Sections 1408 and 1409.

        C. Debtors, as proponent of the Plan, have met the burden of proving the elements of section 1129(a) of the Bankruptcy Code by a preponderance of the evidence.

        D. In accordance with the Order (1) Approving Disclosure Statement and Scheduling a Hearing for Confirmation of the Joint Plan of Reorganization and for Assumption and Rejection of Executory Contracts and Unexpired Leases,
(2) Establishing Objection Deadlines and Procedures and (3) Approving Forms of Notice and Solicitation Procedures and related Relief (the "Solicitation Order"), the Debtors' solicitation agent, Bankruptcy Management Corp. ("BMC"), timely (a) mailed notices of the Confirmation Hearing, the Disclosure Statement and ballots to all parties entitled to receive notice as set forth in the Solicitation Order; and (b) published notice of the Confirmation Hearing to be held on September 12, 2002 at 1:30 PM Eastern Time and subsequently continued to September 25, 2002 at 3:00 P.M. Central Time by Notice of Continuance filed and served on or about September 9, 2002, as provided in the Solicitation Order and the Bankruptcy Rules, and no other and further notice is required. All parties in interest had the opportunity to appear and be heard at the Confirmation Hearing.

        NON-MATERIAL PLAN MODIFICATIONS

        E. The Plan Modifications Are Non-Material and Do Not Require Re-Solicitation of the Plan. The Debtors Plan is annexed hereto as Exhibit "A" has been modified to provide for clarifications and other non-material, technical changes pursuant to 11 U.S.C Section 1127. All parties



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

have received sufficient notice of the Confirmation Hearing and are hereby deemed to accept the Plan as modified. Article XV.D of the Plan reserved for the Debtors the right to make such modifications to the Plan without re-solicitation. The modifications are non-material, do not adversely affect any parties in interest and do not warrant re-solicitation of the Plan by the Debtors.

        F. The Debtors have during the pendency of their Chapter 11 Cases filed with the Court modifications, amendments, revisions and supplements to their Plan, schedules, statements of financial affairs and other filings with the Court including without limitation, the Debtors' (i) Plan Supplement filed on July 3, 2002, (ii) Second Plan Supplement filed on July 18, 2002, (iii) Third Plan Supplement filed on July 25, 2002, (iv) Fourth Plan Supplement filed on August 1, 2002, (v) Fifth Plan Supplement filed on August 27, 2002, (vi) Sixth Plan Supplement filed on September 3, 2002, (vii) Seventh Plan Supplement filed on September 19, 2002, (viii) Eighth Plan Supplement filed on September 20, 2002, and (ix) Ninth Plan Supplement filed on September 23, 2002, which, among other things, provided for (a) amendments to Exhibit L of the Plan Supplement setting forth those executory contracts and unexpired leases to be rejected by the respective Debtors and (b) set forth those various documents, in substantially final form, to be executed by the Debtors to implement the restructure, including, without limitation, the credit Agreement for the $60 million secured term note, the credit agreement for the $20 million PIK Note, the employment contracts for Messrs. Collins and Kelly, the tax sharing agreement, the intercreditor agreement, the licensing agreement, the intercompany services agreement and other such related documents.

        COMPLIANCE WITH REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE.



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        G.      Section 1129(a)(1)-Compliance of the Plan with Applicable
Provisions of the Bankruptcy Code. The Plan complies with all applicable provisions of the Bankruptcy Code as required by 11 U.S.C. Section 1129(a)(1), including, without limitation, 11 U.S.C. Sections 1122 and 1123. The Plan is dated and identifies the Debtors as proponents of such Plan. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, the Plan designates Classes of Claims and Interests, other than Administrative Expense Claims and Priority Tax Claims. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. A reasonable basis exists for the classifications in the Plan. Pursuant to sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies all Claims and Interests that are not impaired and specifies the treatment of all Claims and Interests that are impaired. Article III of the Plan identifies Classes 1, 3, and the Subsidiary Class 7 Interests as unimpaired and Classes 2, 4, 6 and Metrocall Classes 3(A), 5, and 7 as impaired under the Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, the Plan also provides the same treatment for each Claim or Interest within a particular Class. Pursuant to section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for the Plan's implementation, as set forth in Article VI of the Plan. The Debtors will have, immediately upon the effectiveness of the Plan, sufficient cash available to make all payments that are required to be made on the Effective Date pursuant to the terms of the Plan.



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        H.      Section 1129(a)(2)-Compliance of the Debtors with Applicable
Provisions of the Bankruptcy Code. As required by 11 U.S.C. Section 1129(a)(2), the Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code, including, without limitation, 11 U.S.C. Sections 1125 and 1126 and Bankruptcy Rules 3017, 3018 and 3019. In particular, the solicitation of votes to accept or reject the Plan was (i) in compliance with all applicable non-bankruptcy laws, rules, and regulations governing the adequacy of disclosure in connection with such solicitation and (ii) solicited after disclosure to holders of Claims or Interests of adequate information as defined in 11 U.S.C. Section 1125(a).

        I. Section 1129(a)(3)-Proposal of Plan in Good Faith. The Debtors proposed the Plan in good faith and not by any means forbidden by law. Moreover, the Plan itself, and the process leading to its formation, provides independent evidence of the Debtors' good faith. The Debtors and their current directors, officers, employees, agents, affiliates and professionals (acting in such capacity) have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code.


        J. Section 1129(a)(4)-Bankruptcy Court Approval of Certain Payments as Reasonable. Pursuant to section 1129(a)(4) of the Bankruptcy Code, any payment made or promised by the Debtors or by any person acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases to the extent of services provided before the Confirmation Date, has been, or will be before payment, disclosed to this Court. Any such payment to be fixed after the Confirmation Hearing is subject to the approval of this Court as reasonable.




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        K.      Section 1129(a)(5)-Disclosure of Identity and Affiliations of
Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Plan Supplement discloses the identity and affiliations of any individual proposed to serve, after confirmation, as a director, officer, or voting trustee of the Reorganized Debtors. The appointment or continuance in one of these offices by such individual is consistent with the interests of creditors and equity security holders and with public policy. The Plan also discloses any insiders that will be employed or retained by the Reorganized Debtors and the nature of the compensation to be paid to such insider.

        L. Section 1129(a)(6)-Approval of Rate Changes. No governmental regulatory commission has jurisdiction over the rates of the Debtors. Section 1129(a)(6) is inapplicable to confirmation of the Plan.

        M. Section 1129(a)(7)-Best Interests of Creditors and Equity Interest Holders. With respect to each Impaired Class of Claims or Interests of the Debtors, each holder of a Claim or Interest in such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under Chapter 7 of the Bankruptcy Code.

        N. Section 1129(a)(8)-Acceptance of the Plan by Each Impaired Class. Pursuant to 1129(a)(8) of the Bankruptcy Code, (i) Classes 1, 3, and Subsidiary Class 7 Interests are unimpaired and, pursuant to 11 U.S.C. Section 1126(f), are conclusively presumed to have accepted the Plan, and (ii) as described in the Declaration of Tinamarie Feil Certifying Tabulation of Ballots Regarding Vote on Debtors' Second Amended Plan of Reorganization Under Chapter 11 of the



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Bankruptcy Code (the "Voting Affidavit"), Classes 2, 4, 6 and Metrocall Classes
3(A) and are impaired and have accepted the Plan in accordance with 11 U.S.C.
Section 1126(c) and (d). Metrocall Class 7 Interests are receiving no distribution under the Plan, are impaired and have been deemed to reject the Plan.

        O. Section 1129(a)(9)-Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code. The Plan provides for treatment of Administrative Expense Claims, Non-Tax Priority Claims and Priority Tax Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code. Specifically, with respect to Administrative Expense Claims, the Reorganized Debtors, as applicable and/or successor thereto, in full satisfaction, settlement, release and discharge of such Allowed Administrative Expense Claims, shall pay the unpaid amount of such Allowed Administrative Expense Claims in Cash on the later of (i) the Effective Date or (ii) the date such Claim becomes an Allowed Administrative Expense Claim, or upon such other terms as may be agreed upon by such Holder and the Reorganized Debtors or otherwise upon order of the Bankruptcy Court; provided, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business during the Debtors' Chapter 11 Cases or otherwise assumed by the Debtors on the Effective Date pursuant to the Plan shall be paid or performed by the respective Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations. Notwithstanding any provision in the Plan regarding payment of Administrative Claims, all Holders of Administrative Claims that have not been paid as of the Effective Date, must file a request for payment of Administrative Claims with the Bankruptcy Court and serve the same on Metrocall's counsel and the U.S. Trustee such that the request is actually received no later than sixty (60) days after the conclusion of the Confirmation Hearing, or such Claim shall be forever



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barred and shall not be enforceable against Metrocall or Reorganized Metrocall, its successors, its assigns or its property. Any objection to an Administrative Claim must be filed within 120 days from the date such Claim is filed.

        P. Section 1129(a)(10)-Acceptance by at Least One Impaired Class. As required by section 1129(a)(10) of the Bankruptcy Code, at least one Class of Claims (specifically, Classes 2, 4, and Metrocall Classes 3(A)) that is impaired under the Plan has accepted the Plan, excluding votes cast by insiders under Class 6 Intercompany claims which has also voted to accept the Plan.

        Q. Section 1129(a)(11)-Feasibility. In accordance with section 1129(a)(11) of the Bankruptcy Code, Confirmation of the Plan is not likely to be followed by a Chapter 7 liquidation of the Debtors. There will be sufficient funds to satisfy the obligations under the Plan and to fund the costs and expenses of the Reorganized Debtors in accordance therewith.

        R. Section 1129(a)(12)-Payment of Bankruptcy Fees. In accordance with section 1129(a)(12) of the Bankruptcy Code, Article II, Section B of the Plan provides for the payment of all fees payable under 28 U.S.C. Section 1930 on or before the Effective Date. The Reorganized Debtors have adequate means to pay all such fees.

        S. Section 1129(a)(13)-Retiree Benefits. To the extent the Debtors have any obligations to pay "retiree benefits," in accordance with section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation after the Effective Date of all "retiree benefits," as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to 11 U.S.C. Sections 1114(e)(1)(B) or 1114(g), at any time prior to the Confirmation Hearing, for the duration of the period the Debtors have obligated themselves to provide such benefits.



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        T.      Section 1129(b) - Cram Down. In accordance with section 1129(b), the Debtors have satisfied those provisions of Section 1129(a) as set forth above and have demonstrated, as set forth with greater specificity in the Kelly Affidavit and Lazard Affidavit annexed to the Debtors' Confirmation Memorandum filed with this Court on September 23, 2002 and in Article VII.K of the Debtors' Disclosure Statement, and demonstrated that the Plan does not discriminate unfairly and is fair and equitable. The Debtors have shown that no value will be received by any Class junior to Metrocall Class 7 Interests and that the Plan does not violate the absolute priority rules. Further based on the Debtors' liquidation analysis such Class 7 Interests would not be entitled to any distribution under the Plan such that such parties have not been discriminated against under the Plan.

        U. Cure Amounts Necessary for Assumption of Executory Contracts and Unexpired Leases by the Debtors. On or about August 27, 2002, the Debtors filed and served a Notice of cure amounts setting forth the Cure amounts to be paid with respect to those executory contracts and unexpired leases to be assumed by the respective Debtors. The deadline for objecting to such cure amounts was September 5, 2002. The Debtors have since resolved all such objections, except as herein stated, and attached hereto as Exhibit "B" is a schedule of those cure amounts which have been revised or amended by the Debtors and as accepted by the respective parties to such executory contracts or unexpired leases. The cure amount as to Qwest Communications Corporation ("Qwest") is estimated based on preliminary negotiations. However, the Debtors reserve the right to amend this exhibit to reflect any final agreed upon cure amount. To the extent that the Debtors are unable to reach an agreement with Qwest regarding this amount, the Debtors and Qwest request a hearing on this matter on October 22, 2002 at 9:30 a.m.



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        V.      Assumption and Assignment of Executory Contracts and Unexpired
Leases. The Debtors have satisfied the provisions of Section 365 with respect to the assumption and/or the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan. The Debtors have, by Affidavit of Vincent Kelly, the Executive vice President, Chief Operating and Chief Financial Officer and Treasurer of Metrocall, demonstrated exercise of reasonable business judgment to determine those executory contracts and unexpired leases to be assumed and assigned by the Debtors. The Kelly Affidavit, together with the projections set forth in the Debtors' Disclosure Statement provide sufficient evidence of the Debtor's adequate assurance of future performance. Further, as set forth above, the Debtors have filed with this Court and served on all appropriate parties, who have had reasonable opportunity to be heard, notice of cure amounts to be paid by the Debtors with respect to such executory contracts and unexpired leases, as amended as set forth on Exhibit "B" hereto.

        W. Conditions Precedent to Confirmation. The Debtors have satisfied or waived all conditions precedent to Confirmation as set forth under Article X of the Debtors Plan, including without limitation approval from the Federal Communications Commission of all of the Debtors' reorganization applications and the filing with the Court as part of the Debtors' Plan Supplement of all corporate restructuring documents in substantially the form to be executed by the Debtors and relative parties.

        X. Debtor Releases. The Debtor Releases and exculpation provided for in Articles XI.B of the Plan have been negotiated at arm's length among the parties, are reasonable, necessary, and appropriate for the reorganization of the Debtors' estate, are authorized under section 105 of the Bankruptcy Code, and meet the standards of applicable law in this Circuit as follows:



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                a)      Identity of Interest. This court finds that there is an
identity of interest among the Debtors and the D&O Releasees because the D&O Releasees were essential to the formulation of the Plan, the business plan, and the restructuring of the Debtors and have created and maximized the value of the Debtors' estates at most difficult time for telecommunication companies. There are no known claims against the D&O. The court further finds that the Senior Lenders and the Committee Releasees, instrumental in formulating the Plan, also share an identity of interest with the Debtors in getting the Plan implemented and the Debtors reorganized. The Senior Lenders, particularly, have agreed not to trade their claims preserving significant value and have permitted the use of cash collateral to fund, in effect, all costs of these Chapter 11 Cases. Similarly, a claim against the D&O, the Senior Lenders and/or the Committee Releasees arising from, or relating to these Cases, would be harmful to the Debtors or their estates. The Debtor Releases are absolutely essential to the viability of the Plan.

                b) Substantial Contribution. The Debtor Releases are justified based upon the substantial contribution of the Senior Lenders, the Committee Releasees and the D&O to the Debtors' reorganization, which included among other things the D&O Releasees working closely with the Debtors to design and implement the operational restructuring and negotiating and formulating the financial restructuring of the Debtors with the Senior Lenders. The courts finds that the D&O Releasees were actively engaged in the reorganization process for more than one year through, among other things, (a) their decisions for a unilateral moratorium on the payment of public debt; (b) the election to pursue a potential transaction with Weblink and the subsequent termination of such discussions; (c) the evaluation of other potential restructure transactions that arose over the last twelve to eighteen months; and (d) formulating Metrocall's response and business plan in the wake of announcement by Metrocall's key suppliers, Motorola and Glenayre,



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


to exit the industry. Similarly, the Senior Lenders made a substantial contribution by compromising their claims against the Debtors and their (a) election to forbear from the exercise of any rights to demand payment of the balances due under the Credit Facility in order to facilitate the Debtors' efforts to affect its Plan; (b) assistance, cooperation and willingness to amend the terms of the Credit Facility have enabled the Debtors to preserve potentially as much as $40 million in actual tax savings on a going forward basis; (c) acceptance of the proposed capital structure under the Plan which enabled the Debtors to structure their business to best address the uncertainty and volatility within the industry; (d) execution of the Lock-Up Agreements in support of the Debtors' Plan; (e) willingness to forgo their otherwise entitlement to "first-dollars out" and potentially all of the value of the Debtors' assets. The Committee Releasees contributed substantially by (a) forbearing from exercising remedies under the Indentures upon the Debtors' default of interest payments due; and (b) negotiating the Plan and assisting in the solicitation of the Noteholders, who voted overwhelmingly in favor of the Plan. Notwithstanding the above, this Court has made not finding with respect to the substantial contribution of the Indenture Trustees.


                c) Integral Part of the Plan. The Releases are an integral part of the agreement of the Senior Lender to fund the Plan and absent the Debtor Releases, the Senior Lenders, the Committee Releasees and the D&O Releasees have expressed that they would not have committed to undertake significant obligations that comprise essential elements of the Plan. The Debtor Releases were a critical perquisite to the creation of the Debtors' pre-negotiated Plan.

                d) Overwhelming Votes. Evidence supports that an overwhelming majority of the creditors have agreed to accept the General Releases (i.e., all impaired classes voted in excess of 88% in count and 90% in amount). Declaration of Voting Agent (BMC), Paragraph 9.



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                e)      Distributions Under The Plan Justify The Releases. The
Plan provides for a distribution to the creditors in exchange for the General Releases. The Debtors have presented evidence that this Court concludes demonstrates that in liquidation neither of the impaired classes, including the Noteholders, would receive any distribution on account of their claims or interests.

        Y. Non-Debtor Releases. The court finds that the Non-Debtor Releases provided for in Article XI.B of the Plan are reasonable, necessary, and appropriate for the reorganization of the Debtors' estate, are authorized under section 105 of the Bankruptcy Code, and are fully enforceable vis-a-vis those creditors who have voted in favor of the Plan. As to those non-voting and/or non-consenting creditors, the Plan provides that the General Releases and exculpation should be enforceable "to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date." Plan, Article XI.B and XI.C. The law in the Third Circuit is that releases are only enforceable against creditors who had actually voted to approve the Plan. In re Zenith Electronics Corp., 241 B.R. 92, 111 (Bankr. D.Del
1999), citing In re Digital Impact, 223 B.R. 1 (Bankr. N.D.Okla. 1998) (plan may not be confirmed if any party who would be bound by the release did not vote in favor of the plan); In re West Coast Video Enters., 174 B.R. 906, 911 (Bankr. E.D.Pa. 1994) ("each creditor bound by the terms of the release must individually affirm same . . ."). There is a split in the Circuits, however, as to the enforceability of non-voting/non-consenting creditors' releases. The Sixth Circuit held in a recent case, In re Dow Corning Corp., 280 F.3d 648 (6th Cir. 2002), held that enjoining a non-consenting creditor's claim will be adequate if certain "unusual circumstances" are present:

                           (1) there is an identity of interests between the
                               debtor and the third party, usually an indemnity relationship, such that a suit against the non-



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                               debtor is, in essence, a suit against the debtor
                               or will deplete the assets of the estate;

                           (2) the non-debtor has contributed substantial assets
                               to the reorganization;

                           (3) the injunction is essential to reorganization,
                               namely, the reorganization hinges on the debtor being free from indirect suits against parties who would have indemnity or contribution claims against the debtor;

                           (4) the impacted class, or classes, has
                               overwhelmingly voted to accept the plan;

                           (5) the plan provides a mechanism to pay for all,
                               or substantially all, of the class or classes affected by the injunction;

                           (6) the plan provides an opportunity for those
                               claimants who choose not to settle to
                               recover in full; and

                           (7) the bankruptcy court made a record of specific
                               factual findings that support its conclusions.

Id., at 658, citing In re A.H. Robins Co., 880 F.2d 694, 701-702 (4th Cir.
1989); Manville, Corp., supra, at 92-94; Continental Airlines, supra, at 214.

        Certiorari has been filed in Dow Corning and, therefore, the Debtors have requested that this Court make an actual finding of such unusual circumstances in these Chapter 11 Cases should the law applicable in the Sixth Circuit become the law of the United States by virtue of a decision of the Supreme Court in Dow Corning. The factual findings in X a) through e) above show that (i) there is an identity of interests between the Debtors and the D&O Releasees, the Lenders Releasees and the Committee Releasees (collectively the "Releasees"); (ii) that the Releasees have in fact made substantial contributions to the Debtors' reorganization; (iii) that the General Releases are essential to the reorganization; (iv) that all the impaired classes have overwhelmingly voted to accept the Plan; and (v) that the Plan provides for a distribution to the creditors in exchange for the General Releases (e.g., in liquidation scenario neither of the

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impaired classes, including the Noteholders, would receive any distribution on account of their claims or interests).

        Z. Exculpation. The exculpation of post-petition conduct of Metrocall's directors and officers, as well as, the persons and entities receiving General Releases under the Plan, including but not limited to all attorneys, financial advisors, accountants, investment bankers, agents and representatives of Metrocall, the Senior Lenders, the Committee and Noteholder Committee, and their respective subsidiaries, together with the Indenture Trustees and their agents, and representatives, who served in such capacity on or after the Petition Date, from any liability for any act or omission in connection with or related to the negotiation, formulation, preparation and confirmation of the Plan, the consummation and administration of these Chapter 11 Cases is essential for the implementation of the Plan and consistent with applicable law because it does not exculpate the parties from any acts of fraud, gross negligence or willful misconduct, and should therefore be granted as provided in the Plan. As with the General Releases, the exculpation from non-voting creditors or from creditors voting against the Plan shall only be enforceable to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date.

                ORDER CONFIRMING DEBTORS' PLAN OF REORGANIZATION
              UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

                NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                1. The Plan and each of its provisions as modified by those technical amendments as evidenced in Plan, as modified, attached hereto as Exhibit "A" hereto, shall be, and hereby are, confirmed and approved in each and every respect pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan are incorporated by reference into, and are an integral part of, this Confirmation Order. Notwithstanding the foregoing, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. All objections and responses to, and statements and comments regarding, the Plan, to the extent not already withdrawn or resolved pursuant to representations on the record at the Confirmation Hearing, shall be, and hereby are, overruled.

                                 EFFECTIVE DATE

                2. The Effective Date of the Plan shall be a Business Day selected by the Debtors which is at least eleven (11) days after entry of this Confirmation Order and provided there is no stay of this Confirmation Order is in effect or such later date which the Debtors, in consultation with the Senior Lenders and the Committee, designate as the date on which the Plan is to go effective, or as soon thereafter, as practicable.

                             EFFECTS OF CONFIRMATION

                3. Executory Contracts and Unexpired Leases Generally. All executory contracts and unexpired leases to which any of the Debtors are a party and which are identified on the Debtors Schedules filed with the Bankruptcy Court, as amended, shall be assumed by the respective Debtors pursuant to the Plan and in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except for those executory contracts and unexpired leases that (1) have been rejected by an order of the Bankruptcy Court, (2) are listed on Exhibit L to the Debtors' Plan Supplement as executory contracts or unexpired leases to be rejected either pursuant to the Plan or by other motion filed by the Debtors and which motion is still pending as of the Confirmation Date, or (3) are identified on the Debtors' Exhibit L as executory contracts or unexpired leases to be rejected as of the Confirmation Date pursuant to the terms of the Plan, shall be deemed rejected by the Debtors on the Effective Date or as otherwise agreed upon by the relevant parties, and the entry of this Confirmation Order by this Court shall constitute approval of such rejections pursuant to 11 U.S.C. Sections 365(a) and 1123.

                4. Claims for Rejection Damages. If the rejection of an executory contract or unexpired lease by the Debtors results in damages to the other party or parties to such contract or lease, then any claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, their estates, their property or assets, or their agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before thirty (30) days after entry of the Confirmation Order by this Court.

                5. Assumption or Rejection of Executory Contracts and Unexpired Leases. As of the Effective Date, all executory contracts and unexpired leases of the Debtors that are not otherwise rejected by the Debtors as set forth above shall be assumed and/or assumed and assigned by the respective Debtor entities as set forth on the Debtors Exhibit "L" to the Plan Supplement. Any such unexpired leases and executory contracts shall be deemed assumed and/or assumed and assigned by the Debtors pursuant to the provisions of section 365 of the Bankruptcy Code. As of the Effective Date, all other executory contracts and unexpired leases of the Debtors that are not assumed shall be rejected by the Debtors pursuant to the provisions of section 365 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, any contract for issuance of any options, warrants, calls, subscriptions, or other similar rights or agreements or commitments, contractual or otherwise, obligating the Debtors to issue, transfer, or sell any Interest of the Debtors is hereby rejected.

                6. Novation of Government Contracts. Nothing contained herein regarding the Debtors' assumption and assignment of any executory contract or unexpired lease to which the federal government or any of its agencies, divisions or offices is a party shall be deemed to supercede or contravene any consent requirements granted to such federal agencies under the Federal Acquisition Regulations or other similar federal regulations. To the extent, however, that any such agency affirmatively grants such consent through the appropriate novation agreements as may be required, then such consent, regardless of when given, shall be deemed as of the Effective Date.


                7. Amended Cure Amounts. Except as set forth on Exhibit "B" hereto, those cure amounts filed by the Debtors with the Court on August 27, 2002 shall be binding upon all parties. Otherwise those amounts set forth on Exhibit "B" shall be deemed the cure amounts for those relative executory contracts and unexpired leases to be assumed and/or assumed and assigned by the Debtors.


                8. Release and Exculpation. Article XI, Sections B and C of the Plan are hereby approved. The release and exculpation provisions contained in the Plan are fair and equitable, are given for valuable consideration, are in the best interests of the Debtors and their Chapter 11 Estates, and shall be effective and binding upon all persons and entities. The Committee Releasees, the D&O Releasees, the Lender Releasees and all other such parties designated to be released or receive exculpation under these Sections of the Plan shall neither have nor incur any liability to any Person for any act taken or omitted to be taken in connection with or related to the negotiation, formulation, preparation, dissemination, implementation, administration, confirmation, or consummation of the Plan, the Disclosure Statement or any contract, instrument, filings with governmental agencies, release or other agreement or document created in connection with the Plan, or any other act taken or omitted to be taken in connection with Chapter 11 Cases.

Notwithstanding anything contained herein or in the Plan, the release and exculpation provisions of the Plan Article XI, sections B and C shall hereby be modified such that such reliance and exculpation provisions shall only apply to all non-voting or non-consenting creditors only to the extent that the United States Supreme Court grants certorari to the petition of the party pending before the Supreme Court in the matter of In re Dow Corning Corp., 280 F.3d 648 (6th Cir. 2002) and otherwise issues an opinion or order that such release and exculpation may be binding on such non-voting and/or non-consenting creditors.


                9. Binding Nature of Plan. In accordance with section 1141 of the Bankruptcy Code, the Plan, its provisions, and this Confirmation Order are binding upon the Debtors, the Reorganized Debtors, any other Entity created pursuant to the Plan, any Entity acquiring or receiving property under the Plan, any holder of a Claim, Interest or Equity Interest, whether or not the Claim or Interest is Allowed under 11 U.S.C. Section 502 or impaired under the Plan, and whether or not the holder of such Claim, Interest or Equity Interest has filed, or is deemed to have filed, a proof of Claim, Interest or Equity Interest or has accepted or rejected the Plan.

                10. Transfer to the Reorganized Debtors. Pursuant to section 1141 of the Bankruptcy Code, on the Effective Date, except as otherwise provided in the Plan, (i) all of the property of the Debtors' Estates is vested in the respective Reorganized Debtors and (ii), except as stated in this Confirmation Order, the transfer of any assets by the Debtors to the Reorganized Debtors, as contemplated by the Plan, and the vesting of the assets in the respective Reorganized Debtors, are free and clear of any and all liens, claims, charges, encumbrances or other interests.

                11. Injunctions and Stays Remain in Effect Until Effective Date. Unless otherwise provided in the Plan, all injunctions and stays provided for in the Chapter 11 Cases pursuant to section 105 and 362 of the Bankruptcy Code or otherwise that are in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date; provided, however, that nothing herein shall bar the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order.

                12. Immediate Effectiveness; Successors and Assigns. Immediately upon the entry of this Confirmation Order, the terms of the Plan shall be, and hereby are, deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of the Claims or Equity Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Equity Interests have accepted or are deemed to have accepted the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors, and their respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

                13. Corporate Authorization. The appropriate officers of the Debtors or the Reorganized Debtors as the case may be, and members of the board of directors of the Debtors or the Reorganized Debtors as the case may be, are authorized and hereby directed to issue, execute and deliver any agreements, documents, securities and instruments contemplated by the Plan in the name of, and on behalf of, the Debtors, or the Reorganized Debtors as the case may be, including without limitation, documents substantially in conformity with those restructuring and other documents filed by the Debtors with their Plan Supplement. All matters provided under the Plan involving the corporate structure of the Debtors shall be deemed authorized and approved without any requirement of further action by the Debtors, the Debtors' shareholders or the

Debtors' boards of directors. The respective Debtors, on the Effective Date will be merged and will become the respective Reorganized Debtors and the Debtors and reorganized Debtors shall be authorized to implement the corporate restructuring as set forth under the Plan. After giving effect to the corporate restructuring three Reorganized Debtors shall continue to exist after the Effective Date as a separate corporate entities, the parent-holding corporation, the licensing corporation and the operating corporation, subject to the corporate restructuring and consolidation provided for in Article VI, Section D, with all powers of a corporation under the state of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. The Debtors shall be substantively consolidated as set forth in the Plan.

                14. Corporate and Other Documentation. All corporate and other documentation set forth in the Debtors' Plan Supplement filed with this Court, including without limitation, (a) the Credit Agreement for the $60 million Secured Term Loan, (b) the Credit Agreement for the $20 million Secured PIK Note, (c) the security Agreements and other collateralization documents, (d) the Inter-creditor Agreement, (e) the Intercompany Services Agreement, (f) the Licensing Agreement, (g) the Tax Sharing Agreement, (h) the Employment Agreement for William Collins, III, (i) the Employment Agreement for Vincent, (k) the Certificate of Designation of Metrocall Holdings, Inc. for the Preferred Stock and (l) all corporate restructuring documentation, are hereby approved and the Debtors and reorganized Debtors shall be authorized, as the case may be, to execute and give effect to such documents in substantially the same form as presented in the Debtors' Plan Supplement.

                15. Disbursing Agent. Effective on the Effective Date, the Reorganized Debtors or such other person as the Reorganized Debtors may designate, which such other person shall be duly bonded at all times, is hereby approved as the Disbursing Agent pursuant to the Plan to serve in such capacity in accordance with the Plan.

                16. Cancellation of Notes, Instruments, Debentures, Interests and Equity Securities. On the Effective Date, except to the extent provided otherwise in the Plan, all notes, instruments, certificates and other documents evidencing Claims and all Equity Interests in any of the Debtors shall be cancelled and deemed terminated including without limitation the Indentures.

                17. Exemption for Issuance of New Common Stock and New Preferred Stock. The New Common Stock and New Preferred Stock to be issued pursuant to the terms of the Plan shall be issued pursuant to (and shall be entitled to) the exemption set forth in section 1145 of the Bankruptcy Code and applicable non-bankruptcy law.

                18. Exemptions from Taxation. Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, distribution and transfer of interests in the Reorganized Debtors (to the extent 11 U.S.C. Section 1146 applies); (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust or other security interest, the securing of additional indebtedness by such means or by other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instruments of transfer executed in connection with any transactions arising out of, contemplated by or in any way related to the Plan or this Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessments, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, or governmental assessment.

                19. Corporate Action. On the Effective Date, the adoption of the Amended Certificates of Incorporation and/or By-Laws or similar constituent documents, the selection of directors and officers for the Reorganized Debtors, and all actions contemplated by the Plan shall be, and hereby are, authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure and restructure of the Debtors or Reorganized Debtors, any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be, and hereby are, authorized and approved in all respects without any requirement of further action by any Person or entity.

                20. Stockholders Agreement. Any holder of a Claim or Interest that is to receive a Distribution of New Common Stock or New Preferred Stock, or any rights therein, shall, pursuant to the Confirmation Order, become bound by the terms and conditions of the Certificate of Designation with respect to the New Preferred Stock and the Certificate of Incorporation of Metrocall with respect to the New Common Stock, each as set forth in the Debtors' Plan Supplement, without being required to execute any such agreement or taking any other action.

                21. Sources of Cash for Plan Distribution. All cash necessary for the Debtors and the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from the Debtors' Assets, including without limitation existing cash balances.

                22. Distributions. The distribution provisions of the Plan shall be, and hereby are, approved. The Disbursing Agent, and the Indenture Trustees, on behalf of the Reorganized Debtors, shall make all distributions required under the Plan.

                23. Preservation of Bankruptcy Causes of Action. The Reorganized Debtors shall have possession and control of the Causes of Action, retain and have the right to enforce any and all present or future rights, claims or Causes of Action, against any Person with respect to any rights of the Debtors that arose before or after the Petition Date, including, without limitation, Claims and Causes of Action.

                24. Injunction. Except as otherwise provided in the Plan or Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, Cause of Action or other proceeding of any kind (including, without limitation, any pre-judgment attachment), against or affecting the Reorganized Debtors and Reorganized Metrocall or the Estates; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order in respect of any Claim against the reorganized Debtors, reorganized Metrocall or the Estates; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind in respect of any Claim against the Reorganized Debtors and Reorganized Metrocall and the Estates; (d) asserting, directly or indirectly, any setoff, right of subrogation or recoupment right of any kind in respect of any Claim against the Reorganized Debtors and Reorganized Metrocall and the Estates; and (e) commencing or continuing any action or proceeding, in any manner or in any place whatsoever that does not conform or comply with the provisions of the Plan.


                25. Discharge of Debtors. Except as otherwise provided in the Plan or Confirmation Order, in accordance with Section 1141(d)(1) of the Bankruptcy Code, upon the Effective Date, the Plan and the Confirmation Order shall discharge all debts of, Claims against, Liens on, and Interests in the Debtors, their assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors and the Reorganized Debtors shall be effective as to each Claim or Interest, regardless of whether a proof of Claim or Interest therefore was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting against the Debtors formerly obligated with respect to such Claim or Interest, or against the Debtors' assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.


                26. Notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain sole and exclusive jurisdiction over the Debtors and their Estates, and shall have exclusive jurisdiction over any matter arising under the Bankruptcy Code related to the Chapter 11 Cases or the Plan, after the Confirmation Date and after the Effective Date, to the greatest extent permitted by applicable law, including, without limitation, jurisdiction to:

                (a) Determination of the allowance of Claims and Disputed Claims upon objection to such Claims by the Debtors or the Reorganized Debtors, as the case may be, and the validity, extent, priority and non-avoidability of consensual and nonconsensual Liens and other encumbrances

                (b) Determination of tax liability pursuant to Section 505 of the Bankruptcy Code;

                (c) Approval, pursuant to Section 365 of the Bankruptcy Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of the Debtors;

                (d) Determination of requests for payment of administrative expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under Section 330 of the Bankruptcy Code;

                (e) Resolution of controversies and disputes regarding the interpretation of this Plan;

                (f) Implementation of the provisions of this Plan and entry of Orders in aid of confirmation and consummation of this Plan, including, without limitation, appropriate Orders protecting the Debtors, their successors and their Estates from actions by creditors and/or Interest holders of the Debtors or any of them, ensuring Distributions to holders of Allowed Claims and resolving disputes and controversies regarding property of the Estates or powers of the Reorganized Debtors;

                (g) Modification of the Plan pursuant to Section 1127 of the Bankruptcy Code;

                (h)     Adjudication of any Causes of Action;

                (i)     Adjudication of GECC Adversary Proceeding; and

                (j)     Entry of a Final Order closing the Chapter 11 Cases.

                            PAYMENT OF STATUTORY FEES


                27. On or prior to the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. Section 1930. Any and all fees payable pursuant to 28 U.S.C. Section 1930 after the Effective Date shall be paid as they become due.

        28. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors, as applicable, shall be, and hereby are, directed to serve a notice of the entry of this Confirmation Order on the United States Trustee and all parties who request notice pursuant to Fed. R. Bankr. P. 2002 no later than thirty (30) days after the Confirmation Date. The Debtors or the Reorganized Debtors, as applicable, shall be, and hereby are, directed to serve copies of the Confirmation Order on each party that has filed a notice of appearance in these Chapter 11 Cases and on each party who filed an objection or response to, or statement or comment regarding the Plan, no later than thirty
(30) days after the Confirmation Date. No further notice of the entry of this Confirmation Order shall be required.

                   BANKRUPTCY PROFESSIONALS FEES AND EXPENSES

        29. Fee Applications. Any person or entity seeking an allowance of final compensation or reimbursement of expenses for professional services rendered to the Debtors or in relation to these cases pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code shall file and serve an application for allowance of final compensation for services rendered and reimbursement of related expenses incurred on or before the Confirmation Date or in connection with this case (each, an "Application"), not later than sixty (60) days after the Confirmation Date.

        30. Final Fee Hearing. A hearing to consider the Applications so served and filed shall be held before the Court as soon as counsel may be heard, in the United States Bankruptcy Court for the District of Delaware, (the "Final Fee Hearing"), or on such adjourned date and time as may be announced at the Final Fee Hearing.

        31. Fee Application Requirements. Each Application shall comply with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and orders of this Court, and shall set forth, among other things, in reasonable detail: (a) the name and address of the applicant; (b) the nature of the professional or other services rendered and expenses for which reimbursement is requested for all periods from the date the particular applicant was retained through the Confirmation Date; (c) the amount of compensation and reimbursement of expenses requested; (d) whether any payments have been received on account and, if so, the amount or amounts thereof; and (e) the amounts of compensation and reimbursement of expenses previously allowed by the Court, if any.

        32. Services Rendered and Expenses Incurred After the Effective Date. No Applications shall be filed for compensation and reimbursement by professional persons for services rendered or expenses incurred on or after the Effective Date, and such compensation and reimbursement may be paid by the Reorganized Debtors in accordance with the Plan, ordinary business practices, and without order of the Court.

                                      OTHER

        33. Distributions. Subject to Bankruptcy Rule 9010, and except as provided in the Plan, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superceded by the address set forth on proofs of claim filed by such holders, or at the last known address of such a holder if no proof of claim is filed, or if the Debtors have been notified in writing of a change of address, except in the case of the Noteholders in which instance all distributions shall be made to the respective Indenture Trustees.

        34. Inconsistencies Between Plan and Confirmation Order. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and conditions contained in this Confirmation Order shall govern.

        35. Settlement with Spectrum. Nothing contained in the Debtors' Plan, as amended or modified, or this Order shall affect any defenses that may be held or available to Spectrum Management, L.L.C. ("Spectrum"), including but not limited to any setoff or recoupment rights by Spectrum regarding or relating to any claims or causes of action that may be asserted by the Debtors, Reorganized Debtors or the Estates and any successors or assigns thereof. Further, nothing contained in this Order or the Plan shall affect this Court's order entered on September 10, 2002 approving the settlement of all claims by and between the Debtors and Spectrum and the Debtors, the Reorganized Debtors and the Estates and their respective successors and assigns shall be bound by the terms of such order. The Court further finds and orders that, notwithstanding anything to the contrary in Debtors Plan or this Order, the Asset Purchase Agreement (as defined in Spectrum's objection to confirmation of Debtors' Plan) is not an executory contract and/or an unexpired lease pursuant to 11 U.S.C. Section 365 and is, therefore, not the subject of any rejection by the Debtors.

        36. West Florida Communications. The Court finds and orders that the Paging Agreement, dated May 30, 1996 by and between the Debtors, as successor in interest to A+ Network, Inc., and West Florida Communications is not an executory contract or unexpired lease pursuant to 11 U.S.C. Section 365 and is not, therefore, subject to assumption or rejection by the Debtors. The Allowed Claims of West Florida Communications shall be treated under Article III B
(3)(i) of the Plan such that Metrocall intends to reinstate any rights with respect to the Note and Letter of Credit, as such terms are defined under the Paging Agreement and such rights will remain unaltered and unchanged post-confirmation.

                37. Network Trunking Systems, Inc. and Griffin Communications, Inc. The Debtors, Network Trunking Systems, Inc. and Griffin Communications, Inc. have entered into a settlement agreement, attached hereto as Exhibit "C" establishing the relationship and rights of each party. The terms of such settlement agreement are hereby approved.

                38. Objections of the United States Trustee. The objections of the United States Trustee are hereby overruled in their entirety except to the extent they have previously been resolved between the Debtors and the trustee by modification to the Plan as set forth in the Confirmation Memorandum.


                39. Integration of Provisions. The provisions of this Confirmation Order are integrated with each other and are nonserverable and mutually dependent.

                40. Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

                41. Senior Lenders' Claim. The Allowed Class 2 Senior Lender Claims shall be and hereby are allowed in an amount not less $133 million.

                42. Plan Modifications. Pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, any technical amendments or non-material modifications to the Plan shall be and are hereby approved, including without limitation, those modifications set forth in Exhibit "A" hereto.

        IT IS SO ORDERED.


Dated:  September 26 2002
        Wilmington, Delaware

                                    /s/ RONALD BARLIANT
                                    ----------------------------
                                           Honorable Ronald Barliant
                                               United States Bankruptcy Judge

                                   EXHIBIT "A"


                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re                                              )      Chapter 11
                                                   )
METROCALL, INC., et al.,(1)                        )      Case No. 02-11579(RB)
                                                   )      (Jointly Administered)
                             Debtors.              )


           DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE
                            DATED AS OF JULY 18, 2002




Jeffrey S. Sabin (New York Bar No. 90073)          Laura Davis Jones (Delaware Bar No. 2436)
Schulte Roth & Zabel LLP                    and    Pachulski, Stang, Ziehl, Young & Jones P.C.
919 Third Avenue                                   919 Market Street, 16th Floor
New York, New York                                 P.O. Box 8705
Telephone:  (212) 756-2000                         Wilmington, Delaware  19899-8705
Facsimile:   (212) 593-5955                        Telephone:  (302) 652-4100
                                                   Facsimile:  (302) 652-4400

                   Counsel to Debtor and Debtors-in-Possession



----------
(1) The Debtors are Metrocall, Inc. and its direct and indirect wholly-owned subsidiaries, Metrocall USA, Inc., Advanced Nationwide Messaging Corporation, MSI, Inc., McCaw RCC Communications, Inc. and Mobilfone Service, L.P.

1       DeltaView comparison of Old Plan as confirmed.doc and New Plan as
confirmed.doc. Performed on 10/10/02.

                                TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----

Article I DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME AND GOVERNING LAW                                                        2

   A.   Rules of Interpretation, Computation of Time and Governing Law                       2
   B.   Defined Terms                                                                        2

Article II TREATMENT OF UNCLASSIFIED CLAIMS                                                 21

   A.   Summary                                                                             21
   B.   Administrative Expense Claims                                                       21
   C.   Priority Tax Claims                                                                 21
   D.   Professional Fees                                                                   22
   E.   Indenture Trustee Fees                                                              22

Article III CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS
AND INTERESTS                                                                               23

   A.   Summary                                                                             23
   B.   Classification, Treatment & Voting                                                  30
   C.   Special Provision Governing Unimpaired Claims                                       34

Article IV ACCEPTANCE OR REJECTION OF THE PLAN                                              35

   A.   Voting Classes                                                                      35
   B.   Acceptance by Impaired Classes                                                      35

Article V NON-CONSENSUAL CONFIRMATION                                                       35


Article VI MEANS FOR IMPLEMENTATION OF THE PLAN                                             36

   A.   Execution and Performance of Documents by Debtors                                   36
   B.   Funding of the Plan.                                                                36
   C.   Rights of Debtors                                                                   36
   D.   Corporate Restructuring                                                             36
   E.   Cancellation of Instruments and Securities                                          38
   F.   Issuance of New Securities                                                          38
   G.   Corporate Governance, Directors and Officers, and Corporate Action                  38
   H.   Securities Issues                                                                   42

Article VII TREATMENT OF EXECUTORY CONTRACTS AND
UNEXPIRED LEASES                                                                            42

   A.   Assumption and Rejection of Executory Contracts and Unexpired Leases                42
   B.   Claims Based on Rejection of Executory Contracts or Unexpired Leases                43


i       DeltaView comparison of Old Plan as confirmed.doc and New Plan as
confirmed.doc. Performed on 10/10/02.

   C.   Cure of Defaults for Executory Contracts and Unexpired Leases Assumed               43

Article VIII PROVISIONS GOVERNING DISTRIBUTIONS                                             44

   A.   Timing of Distributions                                                             44
   B.   Methods of Distribution                                                             45
   C.   Undeliverable and Unclaimed Distributions                                           49
   D.   Compliance with Tax Requirements                                                    50
   E.   Compensation and Reimbursement for Services Related to Balloting and Distributions
        50
   F.   Setoffs                                                                             51
   G.   Manner of Payment                                                                   52

Article IX PROCEDURES FOR RESOLVING DISPUTED CLAIMS                                         52

   A.   Prosecution of Objections to Claims and Interests                                   52
   B.   Estimation of Claims                                                                53
   C.   Payments and Distributions on Disputed Claims                                       53
   D.   Holders of Subordinated Notes                                                       53
   E.   Disallowance of Claims                                                              53
   F.   Controversy Concerning Impairment                                                   54

Article X CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN                                  54

   A.   Conditions to Confirmation                                                          54
   B.   Conditions to Effective Date                                                        54
   C.   Waiver of Conditions                                                                55
   D.   Effect of Vacation of Confirmation Order                                            55

Article XI RELEASE, INJUNCTION AND RELATED PROVISIONS                                       55

   A.   Subordination                                                                       55
   B.   GENERAL RELEASES                                                                    56
   C.   Exculpation                                                                         56
   D.   Discharge of Debtors                                                                57
   E.   Injunction                                                                          57
   F.   Term of Injunctions and Stays                                                       57
   G.   Preservation of Rights of Action                                                    58

Article XII RETENTION OF JURISDICTION                                                       58

   A.   Jurisdiction                                                                        58

Article XIII EFFECT OF CONFIRMATION                                                         60

   A.   Vesting of Assets                                                                   60
   B.   Authority to Effectuate Plan                                                        60
   C.   Post Confirmation Status Report                                                     60


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
   D.   Binding Effect                                                                      60

Article XIV DEBTORS CAUSE OF ACTION                                                         60

   A.   Maintenance of Causes of Action                                                     60
   B.   No Res Judicata Effect                                                              61

Article XV MISCELLANEOUS PROVISIONS                                                         61

   A.   Dissolution of Committee(s)                                                         61
   B.   Claims Resolution Committee                                                         61
   (a) Function and Composition of the Claims Resolution Committee                          62
   (b) Claims Resolution Committee Procedures                                               62
   (c) Employment of Professionals by the Claims Resolution Committee                       62
   (d) Dissolution of the Claims Resolution Committee                                       63
   C.   Payment of Statutory Fees                                                           63
   D.   Modification of Plan                                                                63
   E.   Revocation of Plan                                                                  63
   F.   Plan Controls                                                                       63
   G.   Successors and Assigns                                                              63
   H.   Reservation of Rights                                                               64
   I.   Section 1146 Exemption                                                              64
   J.   Further Assurances                                                                  64
   K.   Severability                                                                        64
   L.   Terms of Injunctions or Stays                                                       64
   M.     Entire Agreement                                                                  65
   N.   Headings                                                                            65
   O.   Investments                                                                         65
   P.   Governing Law                                                                       65
   Q.   Service of Documents                                                                66
   R.   Filing of Additional Documents                                                      66
   S.   Failure of the Bankruptcy Court to Exercise Jurisdiction                            66
   T.   Enforceability                                                                      67
   U.   Reliance                                                                            67


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

                                TABLE OF EXHIBITS
        Exhibit A       Term Sheet for New Senior Secured Note
        Exhibit B       Term Sheet for New Senior Secured PIK Notes
        Exhibit C       Term Sheet for New Preferred Stock
        Exhibit D       Lock-Up Agreement & Plan Term Sheet




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

               The Following Exhibits Shall be Provided in the Plan Supplement

        Exhibit A     Form of Effective Date Agreement and Plan of Merger Between McCaw
                      RCC Communications, Inc. and Advanced Nationwide Messaging
                      Corporation
        Exhibit B     Form of Effective Date Agreement and Plan of Merger Between McCaw
                      RCC Communications, Inc. and MSI, Inc.
        Exhibit C     Certificate of Cancellation of Certificate of Limited Partnership of
                      Mobilfone Service, L.P.
        Exhibit D     Form of Effective Date Asset Contribution Agreement
        Exhibit E     Form of Effective Date License Contribution Agreement
        Exhibit F
               Annex 1       Form of Post-Reorganization Certificate of Incorporation of
                             Metrocall USA Merger Co, Inc.
               Annex 2       Form of Effective Date Agreement of Merger Between Metrocall
                             USA Merger Co., Inc. and Metrocall USA, Inc.
               Annex 3       Certificate of Merger of Metrocall USA, Inc. into Metrocall USA
                             Merger Co., Inc.
               Annex 4       Form of Post-Reorganization Metrocall USA, Inc. Bylaws
        Exhibit G
               Annex 1       Form of Post-Reorganization Certificate of Incorporation of
                             McCaw RCC Communications Merger Co, Inc.
               Annex 2       Form of Effective Date Agreement of Merger Between McCaw
                             RCC Communications Merger Co., Inc. and McCaw RCC Communications
               Annex 3       Certificate of Merger of McCaw RCC Communications, Inc. into
                             McCaw RCC Communications Merger Co., Inc.
               Annex 4       Form of Post-Reorganization Amended and Restated Bylaws of
                             Metrocall, Inc.
        Exhibit H
               Annex 1       Form of Post-Reorganization Amended and Restated Certificate of
                             Incorporation of Metrocall Holdings, Inc.
               Annex         2 Form of Post-Reorganization Certificate of Designation, Number,
                             Powers, Preferences and Relative, Participating, Optional and
                             Other Rights of Series A Preferred Stock of Metrocall Holdings,
                             Inc.
               Annex 3       Form of Post-Reorganization Amended and Restated Bylaws of
                             Metrocall Holdings, Inc.
        Exhibit I     Board Resolutions authorizing roll-up of Operating Subsidiaries
               Annex 1       Unanimous Written Consent of the Board of Directors of
                             Metrocall, Inc.
               Annex 2       Written Consent of the Sole Director of Metrocall USA, Inc.
               Annex 3       Unanimous Written Consent of the Board of Directors of Metrocall
                             USA Merger Co., Inc.
               Annex 4       Unanimous Written Consent of the Board of Directors of MSI, Inc.

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
               Annex 5       Unanimous Written Consent of the Board of Directors of
                             Advanced Nationwide Messaging Corporation, Inc.
               Annex 6       Unanimous Written Consent of the Board of Directors of McCaw
                             RCC Communications, Inc.
               Annex 7       Unanimous Written Consent of the Board of Directors of McCaw
                             RCC Communications Merger Co., Inc.
        Exhibit J     Composition of Board of Directors of Metrocall Holdings, Inc.
        Exhibit K     Executory Contracts and Unexpired Leases to be Assumed and/or
                      Assigned
        Exhibit L     Executory Contracts and Unexpired Leases to be Rejected
        Exhibit M     Employment Agreement for William Collins
        Exhibit N     Employment Agreement for Vince Kelly
        Exhibit O     New Senior Secured Term Loan Agreement & Security Agreement
        Exhibit P     New Senior Secured PIK Loan Agreement & Security Agreement

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

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re                                              )      Chapter 11
                                                   )
METROCALL, INC., et al.,(1)                        )      Case No. 02-11579(RB)
                                                   )      (Jointly Administered)
                             Debtors.              )


                      DEBTORS' SECOND AMENDED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                  INTRODUCTION

                Pursuant to Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), Metrocall, Inc., a Delaware Corporation, and its direct and/or indirect wholly-owned subsidiaries Metrocall USA, Inc. (a Delaware corporation), McCaw RCC Communications, Inc. (a Washington corporation), Advanced Nationwide Messaging Corporation (a Washington corporation), MSI, Inc. (a Nevada corporation) and Mobilfone Service, L.P. (a Texas limited partnership) each a debtor and debtor in possession (collectively, the "Debtors" or "Metrocall"), hereby propose this joint plan of reorganization under Chapter 11 of the Bankruptcy Code (the "Plan" or "Joint Plan"). Reference is made to the Disclosure Statement (as defined in the Plan) for a discussion of the Debtors' history, business, assets and projections of future operations, together with a summary and analysis of the Plan and certain matters related thereto.

               Pursuant to Section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a holder of a claim or interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court (as that is defined in the Plan) and distributed to holders of claims and interests.

               Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code, Metrocall expressly reserves its right to alter, amend or modify the Plan, one or more times, before its substantial consummation.


-----------
(1) The Debtors are Metrocall, Inc. and its direct and indirect wholly-owned subsidiaries, Metrocall USA, Inc., Advanced Nationwide Messaging Corporation, MSI, Inc., McCaw RCC Communications, Inc. and Mobilfone Service, L.P.

                                   ARTICLE I

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.      Rules of Interpretation, Computation of Time and Governing Law

                1. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in singular or plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

                2. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(c) and Del.Bankr.LR 9006-1 shall apply.

                3. The rights and obligations arising under the Plan shall be interpreted, governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to the conflict or law principles thereof), the Bankruptcy Code and the Bankruptcy Rules.

B.      Defined Terms

                Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:


                1. "Ad Hoc Committee" means the ad hoc unofficial committee formed prior to the Petition Date and comprised of those unsecured Noteholders holding or controlling in excess of 66% of the outstanding principal amount of the Subordinated Notes and having executed the Lock-Up Agreement annexed as Exhibit D to the Plan.


                2. "Administrative Agent Lender" means one or more lenders performing the function of "Administrative Agent" under the Credit Agreement.


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                3.      "Administrative Expense Claim" means a Claim under
Sections 503(b), 507(b) or 1114 of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, compensation and reimbursement of expenses for legal and other professional services rendered during the period from and after the Petition Date and prior to the Effective Date, to or for the benefit of the Estates, and awarded under Section 330(a) or 331 of the Bankruptcy Code, and the Indenture Trustee Fees, all Cure amounts and all fees and costs assessed against the Estates pursuant to 28 U.S.C. Sections 1911-1930, but excluding post-Petition Date expenses arising in the ordinary course of the Debtors' respective businesses which have accrued, and remain unpaid, as of the Effective Date, in accordance with generally accepted accounting principles.

                4. "Administrative Expense Claims Bar Date" means the deadline for filing Administrative Expense Claims, including Professional Fee Claims and Claims based on the expenses of individual members of the Creditors' Committee, which date shall be the date so denominated in the Confirmation Order.

                5. "Agent Lender" means one or more lenders performing the functions of "Administrative Agent," "Syndication Agent," "Co-Documentation Agent," "Co-Book Manager" or "Co-Lead Arranger" under the Credit Agreement or otherwise designated as an agent for the lenders under the Credit Agreement.

                6. "Agent Lender Charges" means any lien, right or other priority in payment or right to indemnification or reimbursement to which an Agent Lender is entitled, pursuant to the Credit Agreement, against distributions to be made to or payment to be made by Holders of Allowed Claims under the Credit Agreement, including such liens, rights or priorities in payment with respect to an Agent Lender's out-of-pocket costs and expenses for attorneys, financial advisors and other professionals that are incurred or authorized by an Agent Lender acting in such capacity.

                7. "Allowed" means, with respect to any Claim: (a) a Claim that has been listed by the Debtors in their Schedules (as such Schedules may be amended from time to time) as other than disputed, contingent or unliquidated and as to which the Debtors or other parties in interest have not Filed an objection by the Effective Date; (b) in the event the Debtors have not Filed Schedules, a Claim in the amount shown in the Debtors' respective books and records; (c) a Claim that has been timely Filed on or before any applicable Bar Date set by the Bankruptcy Court and either is not a Disputed Claim or has been allowed by Final Order; (d) a Claim that is approved by a Final Order of a court of competent jurisdiction: (i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date; (ii) in any stipulation or agreement with the Debtors with regard to the amount and nature of Claim executed or agreed to by the Debtors or the Reorganized Debtors; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed in connection with the Plan; (e) a Claim that has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or
(ii) has been allowed by a Final Order; or (f) any Claim that is allowed pursuant to the terms of the Plan. The term "Allowed," when used to modify a reference in the Plan to any Claim or Class of Claims means a Claim (or any Claim in any such Class) that is so allowed.


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                8.      "Allowed" means, with respect to any Interest, an
Interest that is listed in the respective transfer books and records for the Debtors as of the applicable Voting Record Date. The term "Allowed," when used to modify a reference in the Plan to any Interest or Class of Interests means an Interest (or any Interest in any such Class) that is so allowed.


                9.      "Allowed........Claim" means an Allowed Claim of the
type described.


                10. "Amended Alliance Agreements" means, collectively, the Amended and Restated Strategic Alliance Agreement by and between Weblink Wireless, Inc. and Metrocall dated May 18, 2000, as amended, together with the National Services Agreement by and between Weblink Wireless, Inc. and McCaw dated November 6, 1995, as amended, and the Restated Strategic Alliance Agreement by and between Weblink Wireless, Inc. and Metrocall, dated September 19, 1997, as amended.

                11. "ANMC" means Advanced Nationwide Communications Corporation, a Washington corporation, that is a wholly owned subsidiary of Metrocall, Inc. and a debtor, debtor-in-possession and a co-proponent of this Plan.

                12. "Assets" means any and all real or personal property of any nature, including, without limitation, any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, claims, causes of action and any other general intangibles of the Debtors, as the case may be, of any nature whatsoever, including, without limitation, the property of the estate pursuant to section 541 of the Bankruptcy Code.

                13. "Asset Transfers" means the transfer of assets by Metrocall, Inc. to OpCo. and LicenseCo. respectively, immediately after the effectiveness of the Subsidiary Restructuring, all upon the Effective Date and pursuant to the Plan.

                14. "Assumed Contracts" means those executory contracts or unexpired leases assumed by Metrocall pursuant to section 365 of the Bankruptcy Code and either listed in Plan Supplement or assumed prior to Effective Date by the Order of the Court.

                15. "Avoidance Actions" means the Debtors' causes of action for any avoidance or recovery action under Sections 502, 506, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a)of the Bankruptcy Code, or
under related state or federal statutes and common law, including fraudulent transfers, whether or not litigation has been commenced such causes of action as of the Effective Date.

                16. "Ballots" means the ballots and/or master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Interests shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

                17.     ""BNY" means the Bank of New York.


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                18.     "BNY Indenture" means, collectively, the Indentures,
dated as of June 15, 1995 and October 24, 1995, respectively, between Metrocall, Inc. and Bank of New York, as Indenture Trustee.

                19. "BNY Subordinated Notes" means, collectively, (a) the $100,000,000 of 11-7/8% senior subordinated notes due 2005 pursuant to an Indenture, dated as of June 15, 1995, between Metrocall, Inc. and The Bank of New York, as Indenture Trustee and (b) the $125,000,000 of 11-7/8% senior subordinated notes due 2005 pursuant to an Indenture dated as of October 24, 1995, between Metrocall, Inc. and The Bank of New York, as Indenture Trustee. The amounts referred to herein are the original principal amounts.

                20. "BNY Indenture Trustee" means, the Indenture Trustee under the BNY Indentures.

                21. "Bankruptcy Code" means Title 11 of the United States Code 11 U.S.C. Section 101 et seq., as now in effect or hereafter amended.

                22. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or such other court as may have jurisdiction over the Debtors' Chapter 11 Cases or any proceeding thereof.

                23. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure promulgated pursuant to Section 2075 of Title 28 of the United States Code and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

                24. "Bar Date" means August 16, 2002 as the last date for creditors, other than governmental units (as that term is defined in 11 U.S.C.
Section 101(27)) to file proof of claim(s) including, but not limited to claims
(a) arising prior to the Petition Date and (b) arising from the rejection of executory contracts and unexpired leases, and/or proofs of interest(s), to which a Debtor is a party and means December 2, 2002 for all governmental units (as that term is defined in 11 U.S.C. Section 101(27)) to file proof(s) of claim including, but not limited to, claims (a) arising prior to the Petition Date and
(b) arising from the rejection of executory contracts and unexpired leases to which a Debtor is a party, and/or proof(s) of interest.

                25. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Interest.

                26. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

                27. "Cash" means cash and cash equivalents, including, but not limited to, wire transfers, bank deposits, checks and legal tender of the United States.

                28. "Causes of Action" means any and all actions, causes of actions, suits, proceedings, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, setoff or recoupment rights, trespasses, damages, judgments, right to legal remedies, rights to equitable remedies, whether known, unknown, liquidated,


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

unliquidated, fixed, contingent, disputed or undisputed and whether asserted or assertable in law or equity.

                29. "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code, commenced by Metrocall, Inc. and by Metrocall USA Inc., McCaw RCC Communications, Inc., Advanced Nationwide Messaging Corporation, MSI, Inc. and Mobilfone Service, L.P. in the Bankruptcy Court for the District of Delaware on June 3, 2002.

                30. "Claim" means a "claim", as defined in Section 101(5) of the Bankruptcy Code, and as supplemented by Section 102(2) of the Bankruptcy Code, against one or more of the Debtors or property of one or more of the Debtors, whether or not asserted, whether known or unknown, contingent or non-contingent, whether arising before, on or after the Petition Date.

                31. "Claim Holder" or "Claimant" means the Holder of a Claim.

                32. "Claim/Interest Objection Deadline" means the deadline for filing objections to Claims or Interests, which date shall be the first Business Day that is at least 90 days after the Effective Date, or any other later date so denominated in the Confirmation Order.

                33. "Class" means a class of Holders of Claims or Interests as set forth in Article III of the Plan.

                34. "Class 2 Senior Lender Claims" means all Claims arising from or relating to Metrocall's pre-petition Senior Secured Credit Facility pursuant to the Credit Agreement, including MCall Class 2 claims, MUSA Class 2 claims, McCaw Class 2 claims, MSI Class 2 claims, ANMC Class 2 claims and MFone Class 2 claims.

                35. "Class 3 Other Secured Claims" means all Secured Claims other than Class 2 Senior Lender Claims, against the Debtors including MCall Class 3 claims, MUSA Class 3 claims, McCaw Class 3 claims, MSI Class 3 claims, ANMC Class 3claims and MFone Class 3 claims.

                36. "Class 4 General Unsecured Claims" means all general unsecured claims including Call Class 4 claims, MUSA Class 4 claims, McCaw Class 4 claims, MSI Class 4 claims, ANMC Class 4 claims and MFone Class 4 claims.

                37. "Class 4 Subsidiary General Unsecured Claims" means all general unsecured claims including MUSA Class 4 claims, McCaw Class 4 claims, MSI Class 4 claims, ANMC Class 4 claims and MFone Class 4 claims but excluding MCall Class 4 claims.

                38. "Class 6 Intercompany Claims" means all claims arising from or relating to obligations between or among Metrocall, Inc. and the Subsidiaries including MCall Class 6 claims, MUSA Class 6 claims, McCaw Class 6 claims, MSI Class 6 claims, ANMC Class 6 claims and MFone Class 6 claims.

                39. "Class 7 Equity Interests" means all Equity Interests in and of the Debtors, including MCall Class 7 claims, MUSA Class 7 claims, McCaw Class 7 claims, MSI Class 7 claims, ANMC Class 7 claims and MFone Class 7 claims.


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                40.     "Class 7 Subsidiary Equity Interests" means all
interests in common stock or preferred stock or other any other ownership interests in or of the Subsidiary Debtors, including MUSA Class 7 interests, McCaw Class 7 interests, MSI Class 7 interests, ANMC Class 7 interests and MFone Class 7 interests, but excluding MCall Class 7 interests.

                41. "Committee" means the Official Committee of Unsecured Creditors appointed in the Debtors' Chapter 11 Cases by the United States Trustee for the District of Delaware.

                42. "Committee Releasees" means each member of the Committee and if applicable, the Ad Hoc Committee, that timely votes to accept the Plan and their respective officers, directors, stockholders, employees, attorneys, advisors, accountants, and agents.

                43. "Compensation and Benefit Plans" means all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors, as amended, applicable to their employees, retirees (other than policies, programs and plans with respect to "retiree benefits", as that term is defined in Section 1114(a) of the Bankruptcy Code) and non-employee directors and the employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement and investment plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance.

                44. "Confirmation" means the entry of the Confirmation Order by the Bankruptcy Court.

                45. "Confirmation Date" means the date on which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of the Bankruptcy Rules 5003 and 9021.

                46. "Confirmation Hearing" means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                47. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code, which order shall be in form and substance reasonably acceptable to the Debtors.

                48.     "Consummation" means the occurrence of the Effective
Date.

                49. "Contingent Claim" means a Claim that has accrued but nonetheless remains dependent on the occurrence of a future event that may never occur.

                50. "Convenience Claims" means those Allowed MCall Class 5 Claims comprised of MCall General Unsecured Claims, excluding any Noteholder Claims of (a) $1,000 or less (excluding any claims arising out of partial assignment of a claim) or (b) Holders of what would otherwise constitute MCall Class 4 General Unsecured Claims in excess of $1,000 which irrevocably elect on a ballot soliciting votes to accept a Plan to reduce their respective unsecured claim to the amount of $1,000 or less or (c) any disputed unsecured claim that becomes an

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

Allowed MCall General Unsecured Claim of $1,000 or less with the consent of and in an amount agreed to by the Debtor. Holders of allowed "Convenience Claims" claims shall receive a distribution equal to 40% of their allowed convenience claim in cash on the Effective Date in lieu of any other distribution to be made pursuant to the Plan.

                51. "Credit Agreement" means that certain Fifth Amended and Restated Loan Agreement, dated as of March 17, 2000, among Metrocall, Inc., as Borrower, Toronto Dominion (Texas), Inc., as "Administrative Agent", Wachovia National Bank, as "Documentation Agents", The Toronto-Dominion Bank, as "Issuing Bank", FleetBoston Robertson Stephens, Inc., as "Syndication Agent", and First Union Securities, Inc. and TD Securities (USA), Inc., as "Co-Lead Arrangers" and "Co-Book Managers", and certain financial institutions party thereto, as amended by that certain First Amendment, dated as of June 30, 2000, as further amended by that certain Second Amendment, dated as of December 31, 2000, as further amended by that certain Amendment to Second Amendment dated May 31, 2001, as further amended by that certain Third Amendment dated February 25, 2002, and as further amended by that certain Fourth Amendment dated April 17, 2002 together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other instruments and documents, as each may hereafter be amended, supplemented or otherwise modified from time to time.

                52.     "Creditor" means any Holder of a Claim.

                53. "Cure" means the distribution within a reasonable period of time following the Effective Date (or such other time as may be required by section 365 of the Bankruptcy Code or other applicable law) of Cash or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease pursuant to section 365(b) of the Bankruptcy Code, in an amount agreed upon by the parties or ordered by the Bankruptcy , in payment of all unpaid monetary obligations, without interest, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable law.

                54. "D&O Releasees" means all officers, directors, employees, attorneys, advisors, accountants and agents of the Debtors who served in such capacity during the entire period from the Petition Date to the Effective Date, in each case in their respective capacity as such.

                55. "Debtors" mean, collectively, Metrocall, Inc. and the Subsidiary Debtors.

                56. "Debtors' Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code commenced to by the Debtors in the Bankruptcy Court.

                57. "Debtors-in-Possession" mean the Debtors, as debtors-in-possession in the Chapter 11 Cases.

                58. "Delaware General Corporation Law" means Title 8 of the Delaware Code, as now in effect or hereafter amended.

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                59.     "Disallowed Claim" means a Claim, or any portion
thereof, that (a) has been disallowed by a Final Order of the Bankruptcy Court , or (b) has not been scheduled by the Debtors or is scheduled at zero or as contingent, disputed or unliquidated and as to which the Bar Date has passed but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the bankruptcy Court or otherwise deemed timely filed under applicable law.


                60. "Disbursing Agent" means such party as Metrocall may designate whose duties shall include effecting the distributions to creditors and their representatives, including the Indenture Trustees, as provided herein. Nothing shall preclude BMC, as agent for Reorganized Metrocall, from acting as the Disbursing Agent in addition to acting for the Reorganized Debtors with respect to (i) claims reconciliation and (ii) acting as the Information Agent.


                61. "Disclosure Statement" means the Disclosure Statement that relates to the Plan, dated as of June 3, 2002, as amended on June 18, 2002, and as further revised and amended on July 18, 2002 and as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, and as may be amended, supplemented, or modified from time to time.

                62. "Disputed" means, with respect to any Claim or Interest, any Claim or Interest: (a) listed on the Schedules as disputed, contingent or unliquidated; or (b) as to which the Debtors or any other parties in interest have interposed a timely objection or request for estimation, or have sought to subordinate or otherwise limit recovery, in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by a Final Order. In the event that any part of a Claim or Interest is disputed, such Claim or Interest in its entirety shall be deemed to constitute Disputed Claim for purposes of distribution under this Plan unless a Final Order has been entered allowing such Claim.

                63.     "Disputed....Claim" means a Claim or any portion
therein, of the type described that is neither an Allowed Claim or a Disallowed Claim.

                64. "Disputed ...Claims Reserve Account" means the accounts, if any, of Cash by HoldCo. or OpCo., as the case may be, on the Effective Date in an amount necessary to provide for the payment of Disputed Claims of the type described that may ultimately be Allowed by the Bankruptcy Court after the Effective Date.

                65. "Disputed MCall Claims Cash Reserve" means the reserve, if any, established on the Effective Date by HoldCo. to provide for the payment of Disputed HoldCo. Claims that would otherwise be entitled to a Cash distribution if such Claims are Allowed after the Effective Date.

                66. "Disputed MCall Claims Stock Reserve" means the reserve, if any, established on the Effective Date by the HoldCo. to provide for the distribution of New Common Stock and New Preferred Stock on account of Disputed MCall General Unsecured Claims that may become Allowed after the Effective Date.


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                67.     "Disputed Subsidiary Claims Cash Reserve" means the
reserve, if any, established on the Effective Date by OpCo. to provide for the payment of Disputed Subsidiary Claims that would otherwise be entitled to a Cash distribution if such Claims are Allowed after the Effective Date.

                68. "Distribution" means the Cash, Assets, Stock or other property to be distributed to Holders of Allowed Claims or Equity Interests under Article III of the Plan.

                69. "Distribution Record Date" means the close of business on the Confirmation Date.

                70. "Effective Date" means the date selected by Metrocall which is a first Business Day following the eleventh (11th) day after the Confirmation Date on which: (i) no stay of the Confirmation Order is in effect, and (ii) all conditions specified in both Article X of the Plan have been (x) satisfied or (y) waived pursuant to Article X.C hereof.

                71. "Entity" means an "entity" as defined in Section 101(15) of the Bankruptcy Code.

                72.     "Equity Holder" means the Holder of an Equity Interest.

                73. "Equity Interest" means an Interest in the Existing Common Stock or Existing Preferred Stock of any of the Debtors, including, but not limited to, all issued, unissued, authorized or outstanding shares, together with any warrants, options or contract rights to purchase or acquire such interests at any time, as well as, any partnership, membership or other ownership interests in or of any of the Debtors together with any options or contract rights to purchase or acquire such interests.

                74. "Estates" means the estate of each of the Debtors, respectively, and collectively of all of the Debtors, created by Section 541 of the Bankruptcy Code upon the commencement of their respective Chapter 11 Cases.

                75. "Estate Asset" means one or more of Metrocall's Assets on the Effective Date.

                76. "Exchange Agent" means Equiserve Trust, N.A., at 525 Washington Blvd., Jersey City, New Jersey 07310 or such other exchange agent as may be selected by the Debtors.

                77. "Existing Common Stock" means the common stock issued by Metrocall, Inc. and any and all rights and interests with respect to, on account of or arising from or in connection with the equity interests of the Common Stock, including, but not limited to, all issued, unissued, authorized or outstanding shares, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

                78. "Existing Preferred Stock" means the preferred stock issued by Metrocall, Inc. and any and all rights and interests with respect to, on account of or arising from or in connection with the equity interests of the Preferred Stock, including, but not limited to, all


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issued, unissued, authorized or outstanding shares, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

                79. "Existing Stock" means the Existing Common Stock and the Existing Preferred Stock, together.

                80. "Existing Stock Option Plan" means each the option plan for Metrocall employees to purchase Existing Common Stock of Metrocall, Inc. which was terminated on April 9, 2002.

                81. "File" or "Filed" means file or filed with the Bankruptcy Court in the Debtors' Chapter 11 Cases.

                82. "Final Confirmation Order" means the Confirmation Order which, as of the Effective Date, is a Final Order.

                83. "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.

                84. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, the operation or effect of which has not been reversed, stayed, modified, amended or supplemented and as to which order or judgment the time to appeal or seek review, rehearing, reargument or certiorari has expired and as to which no appeal or petition for review, rehearing, reargument or certiorari has been filed and remains pending.

                85.     "GECC" means General Electric Capital Corporation.


                85(a). "GECC Adversary Proceeding" means the adversary proceeding commenced against Metrocall, Inc. by GECC on July 19, 2002, by filing a complaint seeking, among other things, (1) a determination that the Master Lease Agreement between GECC and Metrocall, Inc., dated October 26, 1999, Is a true lease and, in the alternative, (2) seeking a determination as to the extent, priority and validity of GECC's lien upon property subject to such Master Lease Agreement.

                85(b). "GECC Master Lease" means that certain Master Lease Agreement between GECC and Metrocall, Inc., dated October 26, 1999 and Schedules 7 through 11 thereto; and

                85(c)   "GECC Final Order" means any Final Order adjudicating,
or approving a settlement of, the GECC Adversary Proceeding.


                86. "GECC Secured Claim" means the Allowed Secured Claim, if any, of the GECC against Metrocall, Inc.

                87. "General Unsecured Claim" means any Subordinated Noteholder Claim or Unsecured Claim that is not entitled to priority under
Section 507(a) of the Bankruptcy Code or subordinated pursuant to Bankruptcy Code Section 510(b) and which is not a Priority Tax Claim, Other Priority Claim, Contingent Claim or Equity Interest.


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                88.     "Governmental Unit" means "governmental unit" as defined
in Section 101(27) of the Bankruptcy Code.

                89. "HoldCo." means Reorganized Metrocall, Inc. on and as of the Effective Date, following, among other things, the contribution and/or transfer of operating and capital assets to OpCo. and of certain intellectual property to LicenseCo.

                90. "Holder" means a Person or Entity holding an Interest or Claim, and with respect to a vote on the Plan, means the Beneficial Holder as of the Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Ballot has been completed and executed in accordance with the Voting Instructions.

                91.     "HSBC" means HSBC Bank USA.

                92. "HSBC Indenture" means, collectively, the Indentures, dated as of September 27, 1995, October 21, 1997 and December 22, 1998, between Metrocall, Inc. and First Union National Bank, as predecessor Indenture Trustee pursuant to which HSBC is the successor Indenture Trustee.

                93. "HSBC Indenture Trustee" means HSBC Bank USA, as Indenture Trustee, under the HSBC Indenture.

                94. "HSBC Subordinated Notes" means, collectively, (a) the $150,000,000 of 10-3/8% senior subordinated notes due 2007 pursuant to an Indenture, dated as of September 27, 1995, between Metrocall, Inc. and HSBC Bank USA, as Indenture Trustee, (b) the $200,000,000 of 9-3/4% senior subordinated notes due 2007 pursuant to an Indenture, dated as of October 21, 1997, between Metrocall, Inc. and HSBC Bank USA, as Indenture Trustee, and (c) the $250,000,000 of 11% senior subordinated notes due 2008 pursuant to an Indenture, dated as of December 22, 1998, between Metrocall, Inc. and HSBC Bank USA, as Indenture Trustee. The amounts referred to herein are the original principal amounts.

                95. "Impaired Claim" means a Claim classified in an Impaired Class.

                96. "Impaired Class" mean each of those Classes of Claims identified as "impaired" in Article III hereof.

                97. "Indentures" means, collectively, the HSBC Indenture and the BNY Indenture.

                98. "Indenture Trustee" means, collectively, the HSBC Indenture Trustee and the BNY Indenture Trustee.

                99. "Indenture Trustee Charging Lien" means any Lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustees are entitled, pursuant to the Indentures, against distributions to be made to holders of McCall Class 4 General Unsecured Claims for payment of any Indenture Trustee Fees.

                100. "Indenture Trustee Fees" means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including,
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agents' fees, expenses and disbursements, incurred by the Indenture Trustees, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan.

                101. "Information Agent" means Bankruptcy Management Corp. or such other information agent as may be selected by the Debtors.

                102. "Initial Distribution" means a distribution or payment on account of Allowed Claims within a particular Class net of any applicable Disputed Claims Reserve Account established for Disputed Claims within the respective Class.

                103. "Initial Liquidation Preference" shall mean the initial $60 million liquidation preference attributable to the New Preferred Stock upon issuance of such stock by HoldCo. pursuant to the Plan.

                104. "Insider" means "insider" as defined in Section 101(31) of the Bankruptcy Code.

                105. "Intellectual Property" shall mean all of the intellectual property of Metrocall, including, trademarks, patents, copyrights and FCC licenses, to be conveyed and transferred to the License Subsidiary pursuant to the Plan as more specifically set forth in the License Agreement attached hereto as Exhibit E.

                106. "Intercompany Claims" means all Claims, as of the Petition Date, by a Debtor or any affiliate of a Debtor against another Debtor resulting from inter-company transactions recorded on the respective Debtor's books and records.

                107.    "Interest" means any Equity Interest.

                108. "Key Employee Retention and Severance Plan" means the retention and severance plan approved by Metrocall's board of directors as of May 1, 2002 by and between Metrocall and certain of its employees.

                109. "Lender Releasees" means each Holder of an Allowed Class 2 Senior Lender Claim that timely votes to accept the Plan and their respective officers, directors, stockholders, employees, attorneys, advisors, accountants, and agents.

                110. "License Agreement" means the license and use agreement for FCC licenses and other intellectual property to be entered into by LicenseCo. and OpCo. on the Effective Date pursuant to the Plan substantially in the form annexed hereto as Exhibit G.

                111. "LicenseCo." means the Reorganized Metrocall USA, Inc. on and as of the Effective Date following the contribution of certain intellectual property assets from Metrocall, Inc. and OpCo. and its reorganization.

                112. "License Subsidiary" means Metrocall USA, Inc., a Delaware corporation and a Debtor which currently holds certain NPCS licenses in its capacity as a Debtor in the Chapter 11 Cases.


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                113.    "Lien" means any charge against or interest in property
to secure payment or performance of a claim, debt, or obligation.

                114. "Lock-Up Agreements" means the agreements by and between the Debtors and certain of the respective Senior Lenders and Noteholders, together with the Plan Term Sheet and all exhibits thereto, dated May 22, 2002 and as described in more detail in the Disclosure Statement and attached hereto as Exhibit D.

                115. "MCall Class 7 Equity Interests" means all Equity Interests in Existing Common Stock and Existing Preferred Stock.

                116. "McCaw" means McCaw RCC Communications, Inc., a Washington corporation, that is a wholly owned subsidiary of Metrocall, Inc. and a debtor, debtor-in-possession and a co-proponent of this Plan.

                117.    "Metrocall" means the Debtors, collectively.

                118. "Metrocall, Inc." means Metrocall, Inc., a Delaware corporation, debtor and debtor-in possession and co-proponent of this Plan.

                119. "Metrocall, Inc. General Unsecured Claim" means a General Unsecured Claim against Metrocall, Inc. and a MCall Class 4 claim.

                120. "Metrocall, Inc. General Unsecured Claim Consideration" means collectively (i) 8.8% of the New Preferred Stock, representing $5 million of the Initial Liquidation Preference and (ii) 58% of the New Common Stock (subject to dilution of up to 7% for options provided to Metrocall employees under Reorganized Debtors' "Employee Stock Option Plan" to be implemented) to be distributed, pro rata, to Holders of allowed Metrocall General Unsecured Claims.

                121. "Metrocall, Inc. Series A Preferred Stock" means the Series A convertible preferred stock of Metrocall, Inc., par value $0.01 per share, issued and outstanding immediately prior to the Confirmation Date.

                122. "Metrocall Ventures, Inc." means Metrocall, Inc.'s wholly-owned investment subsidiary which is not a Debtor under these Chapter 11 Cases.

                123. "Mobilfone" means Mobilefone Service, L.P., a Texas limited partnership, held by McCaw and MSI and a debtor, debtor-in-possession and a co-proponent of this Plan.

                124. "MUSA" means Metrocall USA, Inc., a Delaware corporation, that is a wholly owned subsidiary of Metrocall, Inc. and a debtor, debtor-in-possession and a co-proponent of this Plan.

                125. "MSI" means MSI, Inc., a Nevada corporation, that is a wholly owned subsidiary of McCaw and a debtor, debtor-in-possession and a co-proponent of this Plan.


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                126.    "New Common Stock" means the new common stock to be
authorized and issued by HoldCo., par value $0.01 per share and any and all rights attached thereto, which will be authorized and issued as and when contemplated by the Plan and distributed to Holders of Senior Lender Claims and Metrocall, Inc. General Unsecured Claims pursuant to the Plan.

                127. "New Preferred Stock" means the New Preferred Stock to be authorized and issued by HoldCo., with the $60 million Initial Liquidation Preference, [par value $0.01 per share] and any and all rights attached thereto, which will be authorized and issued as and when contemplated by the Plan and distributed to Holders of Senior Lender Claims and Metrocall, Inc. General Unsecured Claims pursuant to the Plan.

                128. "New Preferred Stock Certificate of Designation" means the Certificate of Designation to be adopted by HoldCo. for the New Preferred Stock setting forth the terms and restrictions for the New Preferred Stock and substantially in the form annexed to the Plan Supplement.

                129. "New Preferred Stock Term Sheet" means the summary of terms for the New Preferred Stock to be issued attached hereto as Exhibit C.

                130. "New Senior Secured PIK Notes" means the $20 million secured notes, maturing December 31, 2006, to be issued by HoldCo. on the Effective Date pursuant to the Plan and to be substantially in conformity with the HoldCo. Senior PIK Notes Term Sheet.

                131. "New Senior Secured PIK Notes Term Sheet" means the summary of terms for the HoldCo New Senior Secured PIK Notes dated May 22, 2002, a copy of which is attached as Exhibit B hereto.

                132. "New Senior Secured PIK Notes Loan Agreement" means the loan agreement, security agreements and other related documents substantially in the form attached to the Plan Supplement and which shall govern the terms of the New Senior Secured PIK Notes.

                133. "New Senior Secured Term Note Term Sheet" means that summary of terms dated May 22, 2002, a copy of which is attached as Exhibit A hereto.

                134. "New Senior Secured Term Note" means the $60 million secured term note to be issued by OpCo. on the Effective Date pursuant to the Plan and to be in substantially in conformity with the Senior Secured Term Loan Agreement, containing the terms and being entitled to the benefits described in the Senior Secured Term Note Term Sheet.

                135. "New Senior Secured Term Loan Agreement" means the loan agreement, security agreements and other related documents substantially in the form attached to the Plan Supplement and which shall govern the terms of the New Senior Secured Term Note.

                136. "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan, or other nominee who is the record owner of a Claim or Interest for the benefit of a Beneficial Holder.

                137. "Noteholder" means any and all, whether individually or collectively, holders of the Subordinated Notes.


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                138.    "OpCo." means the consolidated, Reorganized McCaw,
following the (i) merger of ANMC with and into McCaw, (ii) merger of MSI with and into McCaw, (iii) the dissolution of Mobilfone, (iv) the Asset Transfers from Metrocall, Inc. and (v) the re-incorporation of the consolidated operating entity under the laws of the State of Delaware.

                139. "Operating Subsidiary" means McCaw, ANMC, MSI, and Mobilfone, collectively or individually.

                140. "Operating Subsidiary General Unsecured Claim" means a General Unsecured Claim against an Operating Subsidiary Debtor, including a McCaw Class 4 claim, an ANMC Class 4 claim, an MSI Class 4 claim or an MFone Class 4 claim.

                141. "Operating Subsidiary Debtors" means the Operating Subsidiaries in their capacities as Debtors in the Chapter 11 Cases.

                142. "Other Priority Claim" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, or an Administrative Claim.

                143. "Other Secured Claims" means all Secured Claims against a Debtor held by any Person or Entity other than Class 2 Senior Lender Claims and the GECC Class 3(A) Secured Claims.

                144. "Person" means a "person" as defined in Section 101(41) of the Bankruptcy Code.

                145. "Petition Date" means June 3, 2002, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

                146. "Plan" or "Joint Plan" means Debtors' Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated July 18, 2002, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with its terms, the Bankruptcy Code and the Bankruptcy Rules.

                147. "Plan Supplement" means the supplement, containing copies of certain exhibits or schedules to the Plan which shall be filed with the Bankruptcy Court.

                148. "Pre-Petition Professionals" means a Person or Entity employed by any of the Debtors prior to the Petition Date to perform professional services on behalf of that Debtor(s) that has not been retained by any of the Debtors during the Chapter 11 Cases pursuant to a Final Order of the Bankruptcy Court in accordance with Sections 327 and 1103 of the Bankruptcy Code.

                149. "Professional Fees" means all Allowed Claims for compensation and for reimbursement of expenses under sections 328 and 330 of the Bankruptcy Code.

                150. "Priority Claims" means all or that portion of a Claim accorded priority in right of payment under Section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.


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                151.    "Priority Tax Claim" means all or that portion of a
Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

                152. "Professional" means a Person or Entity (a) employed pursuant to a Final Order in accordance with Sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.

                153. "Professional Fee Claim" means those fees and expenses claimed by Professionals pursuant to sections 330, 331 and/or 503 of the Bankruptcy Code and which remain unpaid as of the Confirmation Date.

                154.    "Proof of Claim" means a proof of claim pursuant to
section 501 of the Bankruptcy Code and/or any order of the Bankruptcy Court, together with supporting documents.

                155. "Pro Rata" means proportionately so that with respect to an Allowed Claim and/or Allowed Interest, the ratio of (a) (i) the amount of property distributed on account of a particular Allowed Claim or Allowed Interest to (ii) the amount of the Allowed Claim or Allowed Interest, is the same as the ratio of (b) (i) the amount of property distributed on account of all Allowed Claims and Allowed Interests of the Class in which the particular Allowed Claim and/or Allowed Interest are/is included to (ii) the amount of all Allowed Claims and/or Allowed Interests in that Class.

                156. "Reinstated" means rendering a Claim or Interest "unimpaired" within the meaning of Section 1124 of the Bankruptcy Code.

                157. "Reorganized Debtors" means, collectively, Reorganized Metrocall, Inc., the Reorganized License Subsidiary, and Reorganized McCaw.

                158. "Reorganized License Subsidiary" means Metrocall USA, Inc. and any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

                159. "Reorganized McCaw" means McCaw RCC Communications, Inc. and any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date and after giving effect to the Subsidiary Restructuring.

                160. "Reorganized Metrocall" means Reorganized Metrocall, Inc. together with the Reorganized Subsidiaries.

                161. "Reorganized Metrocall, Inc." means Metrocall, Inc. and any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

                162. "Reorganized MUSA" means Metrocall USA, Inc. and any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

                163. "Reorganized Subsidiaries" means Reorganized MUSA together with Reorganized McCaw.


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                164.    "Schedules" means the schedules of assets and
liabilities, the list of holders of interests, and the statement of financial affairs Filed by each of the Debtors in the Debtors' Chapter 11 Cases under
Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists, and statements may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009.

                165. "Secured Claim" means (a) a Claim that is secured by a lien on property in which any Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in an Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

                166. "Senior Lender" means Toronto Dominion (Texas), Inc., Fleet National Bank, Wachovia Bank, National Association, Commercial Loan Funding Trust I, PNC Bank, National Association, Morgan Stanley Senior Funding, Inc., Endeavor, L.L.C., Capital Crossover Partners, Ingalls and Snyder Value Partners, L.P. and all other financial institutions and parties, or their successors or assigns, to the Credit Agreement.

                167. "Special Transactions" means those proposed or potential transactions involving Reorganized Metrocall that include (i) any business combination as defined under Delaware corporate law with respect to all or substantially all of the assets of HoldCo. and (ii) any transaction or action whereby HoldCo. or any of its wholly owned subsidiaries incur or issue any indebtedness or securities or guaranty any indebtedness or securities in excess of $20 million.

                168. "Subordinated Notes" means, collectively, the HSBC Subordinated Notes and the BNY Subordinated Notes.

                169. "Subordinated Note Claim" means a Claim that is a MCall Class 4 Claims and which includes all Claims under, with respect to, on account of, arising from or in connection with the Subordinated Notes.

                170. "Subordinated Note Indentures" means, collectively, the HSBC Indenture and the BNY Indenture, as each may have been amended or modified from time to time, pursuant to which Metrocall, Inc. issued the Subordinated Notes.

                171. "Subsidiary Debtors" means collectively and separately, each or any, of the Operating Subsidiaries and the License Subsidiary.

                172. "Subsidiary Restructuring" means the transactions necessary to consolidate the Operating Subsidiaries consistent with the those described in the Plan Term Sheet including, but not limited to, the merger of ANMC and MSI with and into McCaw, the dissolution of Mobilfone and the Asset Transfer.

                173. "Subsidiary Stock" means any common stock and preferred stock, or other ownership interests of, and all equity or other ownership interests in, any and all of the


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Subsidiary Debtors by the Debtors, issued and outstanding immediately prior to the Effective Date.

                174. "Subsidiary Stock Interests" means all equity interests held by Metrocall, Inc. in any and all of the Subsidiary Debtors or by any Operating Subsidiary in any other Operating Subsidiary.

                175. "Telecommunication Authorizations" means the various licenses and similar authorizations obtained by any Debtor by grant from the Federal Communications Commission ("FCC"), by acquisition from competitors or by spectrum auctions conducted by the FCC and providing rights to the Debtors to construct, own and operate radio transmission facilities utilizing the public airways including, but not limited to, local, regional and national 900 MHz licenses, Nationwide NPCS licenses and Specialized Mobile Radio Licenses and any other licenses or similar authorizations (including any applicable state or local certifications or authorizations) representing or constituting the Debtor's right to provide paging service and conduct its paging business.

                176. "Unimpaired Claim" means an unimpaired Claim within the meaning of Section 1124 of the Bankruptcy Code.

                177. "Unimpaired Class" means an unimpaired Class within the meaning of Section 1124 of the Bankruptcy Code.

                178.    "Ventures" means Metrocall Ventures, Inc.

                179. "Voting Deadline" means September 4, 2002 or such other date set by the Bankruptcy Court and stated in the Voting Instructions by which all Ballots must be received by the Information Agent.

                180. "Voting Instructions" means the instructions and related procedures for voting to accept or to reject the Plan, as contained in the Disclosure Statement and in the Ballots.

                181. "Voting Record Date" means July 18, 2002 or such other date set by the Bankruptcy Court for determining the Holders of Claims and Interests entitled to vote to accept or to reject the Plan.


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

                                   ARTICLE II

                        TREATMENT OF UNCLASSIFIED CLAIMS

A.      Summary

                Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this Article II and in accordance with the requirements set forth in Section 1129(a)(9)(A) of the Bankruptcy Code.

B.      Administrative Expense Claims

                Subject to the provisions of Sections 330(a), 331, 503, 507 and 1114 of the Bankruptcy Code, each Holder of an Allowed Administrative Expense Claim against the Debtors shall receive from Reorganized Debtors, as applicable and/or successor thereto, in full satisfaction, settlement, release and discharge of such Allowed Administrative Expense Claim, the unpaid amount of such Allowed Administrative Expense Claim in Cash on the later of (i) the Effective Date or (ii) the date such Claim becomes an Allowed Administrative Expense Claim, or upon such other terms as may be agreed upon by such Holder and the Reorganized Debtors or otherwise upon order of the Bankruptcy Court; provided, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business during the Debtors' Chapter 11 Cases or otherwise assumed by the Debtors on the Effective Date pursuant to the Plan shall be paid or performed by the respective Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.


                Notwithstanding any provision in the Plan regarding payment of Administrative Claims, all Holders of Administrative Claims that have not been paid as of the Effective Date, must file a request for payment of Administrative Claims with the Bankruptcy Court and serve the same on Metrocall's counsel and the U.S. Trustee such that the request is actually received no later than sixty
(60) days after the conclusion of the Confirmation Hearing, or such Claim shall be forever barred and shall not be enforceable against Metrocall or Reorganized Metrocall, its successors, its assigns or its property. An objection to an Administrative Claim must be filed within 120 days from the date such Claim is Filed. Without limiting the foregoing, all fees payable under 28 U.S.C. Section 1930 that have not been paid, shall be paid on or before the Effective Date.


C.      Priority Tax Claims


                Each Holder of an Allowed Priority Tax Claim against the Debtors due and payable on or prior to the Effective Date shall receive from the applicable Reorganized Debtor, in full satisfaction, settlement, release and discharge of such Allowed Priority Tax Claim, at the option of the Debtors, either (i) payment in full (in cash) on the Effective Date or as soon thereafter as practicable or (ii) payment over a six year period from the date of assessment as provided in section 1129(a)(9)(C). Unless otherwise agreed between the Debtors and the holder of any Allowed Priority Tax Claim for which the Debtors chose treatment under (ii) of the preceding sentence, any such holder will receive quarterly Cash payments



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


commencing on the later of the Effective Date or as soon as is reasonably practicable after such Priority Claim becomes and Allowed Claim, together with interest (payable in arrears) on the unpaid balance of such Allowed Priority Tax Claim at an annual rate of 6.5%.


D.      Professional Fees

                Metrocall shall pay Professionals who are entitled to allowance of fees and reimbursement of expenses from the Estate, in Cash, the amount awarded to such Professionals by Final Order of the Bankruptcy Court, less the amount of fees previously paid to the Professionals pursuant to an order of the Bankruptcy Court providing for payment of interim compensation to Professionals, on the later of the Effective Date and the date upon which any order awarding fees and/or expenses becomes a Final Order. The Holder of an Allowed Claim for Professional Fees may be paid on such other date and upon such other terms as may be agreed upon by that Holder of an Allowed Administrative Claim and Metrocall.

                Each Professional must File and serve a properly noticed fee application and the Court must rule on the application. Only the amounts of fees allowed by the Court will be owed and required to be paid under the Plan.

                Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered prior to the Effective Date must File and serve an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court. Holders of Administrative Claims (including, without limitation, Professionals) requesting compensation or reimbursement of expenses that do not File such requests by the applicable bar date shall be forever barred from asserting such claims against Metrocall, Reorganized Metrocall or their successors, their assigns or their property. Any objection to Professional Fee Claims shall be Filed on or before the date specified in the application for final compensation.

                All reasonable fees for services rendered in connection with the Chapter 11 Case and the Plan after the Effective Date, including those relating to the resolution of pending Claims, shall be paid by Metrocall without further Bankruptcy Court authorization.

E.      Indenture Trustee Fees

                Subject to review by the Reorganized Debtors and the Committee for reasonableness, all reasonable compensation, fees, expenses, disbursements and indemnity claims incurred by the Indenture Trustees before, on and after the Petition Date, including the reasonable fees, expenses and disbursements of agents and counsel retained by the Indenture Trustees, shall be paid in Cash on the Effective Date by the Reorganized Debtors as an Administrative Expense Claim, without the need for application to, or approval of, any court. To the extent that the Indenture Trustees provide services related to Distributions pursuant to the Plan, each Indenture Trustee will receive from the Reorganized Debtors, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses

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

incurred in connection with such services. These payments will be made on terms agreed to between the Indenture Trustees, respectively, and the Reorganized Debtors.

                                  ARTICLE III

         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A.      Summary

                The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation and Distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.


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

                The classification of Claims and interests pursuant to this Plan is as follows:

                                 METROCALL, INC.

-------------------------------------------------------------------------------------------------
CLASS                                                        STATUS          VOTING RIGHTS
-----                                                        ------          -------------

-------------------------------------------------------------------------------------------------
MCall Class 1:       Priority Claims                         Unimpaired      Deemed to accept
                                                                             the Plan - Not
                                                                             entitled to vote
-------------------------------------------------------------------------------------------------
MCall Class 2:       Senior Lender Claims                    Impaired        Entitled to vote
-------------------------------------------------------------------------------------------------
MCall Class 3: (2)   Other Secured Claims                    Unimpaired      Deemed to accept
                                                                             the Plan
                                                                             Not entitled to
                                                                             vote
-------------------------------------------------------------------------------------------------
MCall Class          GECC Secured Claims                     Impaired        Entitled to Vote
3(A)
-------------------------------------------------------------------------------------------------
MCall Class 4:       General Unsecured Claims (including     Impaired        Entitled to vote
                     Subordinated Note Claims)
-------------------------------------------------------------------------------------------------
MCall Class 5:       Convenience Class                       Impaired        Entitled to Vote
                                                                             claim subject to
                     (Excluding Noteholder Claims under                      limitation of
                     MCall Class 4 above)                                    $1,000 or less
-------------------------------------------------------------------------------------------------
MCall Class 6:       Intercompany Claims                     Impaired/No     Entitled to vote
                                                             Distribution
-------------------------------------------------------------------------------------------------
MCall Class 7:       Equity Interests                        Impaired/No     Deemed to reject
                                                             Distribution    the Plan - Not
                     MCall Class 7(a) - Existing Common                      entitled to vote
                     Stock
                     MCall Class 7(b) - Existing Preferred
                     Stock
-------------------------------------------------------------------------------------------------

                Claims against Metrocall, Inc. are collectively referred to as the "MCall Claims" and interests in Metrocall, Inc. are collectively referred to as the "MCall Interests".



----------
(2) As all "Metrocall Class 3 Other Secured Claims" are unimpaired and receiving 100% of their respective claims, Metrocall has elected to treat each Holder of such a claim within a single class of claims for each of the respective Debtors for administrative convenience, although, as a matter of law, such claims should be separately classified.

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

                               METROCALL USA, INC.

-------------------------------------------------------------------------------------------------
CLASS                                                        STATUS          VOTING RIGHTS
-----                                                        ------          -------------

-------------------------------------------------------------------------------------------------
MUSA Class 1:         Priority Claims                        Unimpaired      Deemed to accept
                                                                             the Plan
                                                                             Not entitled to
                                                                             vote
-------------------------------------------------------------------------------------------------
MUSA Class 2:         Senior Lender Claims                   Impaired        Entitled to vote
-------------------------------------------------------------------------------------------------
MUSA Class 3:         Other Secured Claims                   Unimpaired      Deemed to accept
                                                                             the Plan
                                                                             Not entitled to
                                                                             vote
-------------------------------------------------------------------------------------------------
MUSA Class 4:         General Unsecured Claims               Impaired        Entitled to vote
-------------------------------------------------------------------------------------------------
MUSA Class 5:         Intentionally omitted                  N/A             N/A
-------------------------------------------------------------------------------------------------
MUSA Class 6:         Intercompany Claims                    Impaired/No     Entitled to vote
                                                             Distribution
-------------------------------------------------------------------------------------------------
MUSA Class 7:         Equity Interests                       Unimpaired      Deemed to accept
                                                                             the Plan
                                                                             Not entitled to
                                                                             vote
-------------------------------------------------------------------------------------------------


Claims against Metrocall USA, Inc. are collectively referred to as the "MUSA Claims" and interests in Metrocall USA, Inc. are collectively referred to as the "MUSA Interests".





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

                         MCCAW RCC COMMUNICATIONS, INC.

-------------------------------------------------------------------------------------------------
CLASS                                                        STATUS          VOTING RIGHTS
-----                                                        ------          -------------

-------------------------------------------------------------------------------------------------
McCaw Class 1:        Priority Claims                        Unimpaired      Deemed to accept
                                                                             the Plan
                                                                             Not entitled to
                                                                             vote
-------------------------------------------------------------------------------------------------
McCaw Class 2:        Senior Lender Claims                   Impaired        Entitled to vote
-------------------------------------------------------------------------------------------------
McCaw Class 3:        Other Secured Claims                   Unimpaired      Deemed to accept
                                                                             the Plan
                                                                             Not entitled to
                                                                             vote
-------------------------------------------------------------------------------------------------
McCaw Class 4:        General Unsecured Claims               Impaired        Entitled to vote
-------------------------------------------------------------------------------------------------
McCaw Class 5:        Intentionally omitted                  N/A             N/A
-------------------------------------------------------------------------------------------------
McCaw Class 6:        Intercompany Claims                    Impaired/No     Entitled to vote
                                                             Distribution
-------------------------------------------------------------------------------------------------
McCaw Class 7:        Equity Interests                       Unimpaired      Deemed to accept
                                                                             the Plan
                                                                             Not entitled to
                                                                             vote
-------------------------------------------------------------------------------------------------


Claims against McCaw RCC Communications, Inc. are collectively referred to as the "McCaw Claims" and interests in McCaw RCC Communications, Inc. are collectively referred to as the "McCaw Interests".





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

                                    MSI, INC.

-------------------------------------------------------------------------------------------------
CLASS                                                        STATUS         VOTING RIGHTS
-----                                                        ------         -------------

-------------------------------------------------------------------------------------------------
MSI Class 1:          Priority Claims                        Unimpaired     Deemed to accept
                                                                            the Plan
                                                                            Not entitled to vote
-------------------------------------------------------------------------------------------------
MSI Class 2:          Senior Lender Claims                   Impaired       Entitled to vote
-------------------------------------------------------------------------------------------------
MSI Class 3:          Other Secured Claims                   Unimpaired     Deemed to accept
                                                                            the Plan
                                                                            Not entitled to vote
-------------------------------------------------------------------------------------------------
MSI Class 4:          General Unsecured Claims               Impaired       Entitled to vote
-------------------------------------------------------------------------------------------------
MSI Class 5:          Intentionally omitted                  N/A            N/A
-------------------------------------------------------------------------------------------------
MSI Class 6:          Intercompany Claims                    Impaired/No    Entitled to vote
                                                             Distribution
-------------------------------------------------------------------------------------------------
MSI Class 7:          Equity Interests                       Unimpaired     Deemed to accept
                                                                            the Plan
                                                                            Not entitled to vote
-------------------------------------------------------------------------------------------------


Claims against MSI, Inc. are collectively referred to as the "MSI Claims" and interests in MSI, Inc. are collectively referred to as the "MSI Interests".



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

                             MOBILFONE SERVICE, L.P.

-------------------------------------------------------------------------------------------------
CLASS                                                    STATUS          VOTING RIGHTS
-----                                                    ------          -------------

-------------------------------------------------------------------------------------------------
MFone Class 1:        Priority Claims                    Unimpaired      Deemed to accept the
                                                                         Plan
                                                                         Not entitled to vote
-------------------------------------------------------------------------------------------------
MFone Class 2:        Senior Lender Claims               Impaired        Entitled to vote
-------------------------------------------------------------------------------------------------
MFone Class 3:        Other Secured Claims               Unimpaired      Deemed to accept the
                                                                         Plan
                                                                         Not entitled to vote
-------------------------------------------------------------------------------------------------
MFone Class 4:        General Unsecured Claims           Impaired        Entitled to vote
-------------------------------------------------------------------------------------------------
MFone Class 5:        Intentionally omitted              N/A             N/A
-------------------------------------------------------------------------------------------------
MFone Class 6:        Intercompany Claims                Impaired/No     Entitled to vote
                                                         Distribution
-------------------------------------------------------------------------------------------------
MFone Class 7:        Equity Interests                   Unimpaired      Deemed to accept the
                                                                         Plan
                                                                         Not entitled to vote
-------------------------------------------------------------------------------------------------


Claims against Mobilfone Service, L.P. are collectively referred to as the "MFone Claims" and interests in Mobilfone Service, L.P. are collectively referred to as the "MFone Interests".



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


                    ADVANCED NATIONWIDE MESSAGING CORPORATION

-------------------------------------------------------------------------------------------------
CLASS                                                    STATUS          VOTING RIGHTS
-----                                                    ------          -------------

-------------------------------------------------------------------------------------------------
ANMC Class 1:         Priority Claims                    Unimpaired      Deemed to accept the
                                                                         Plan
                                                                         Not entitled to vote
-------------------------------------------------------------------------------------------------
ANMC Class 2:         Senior Lender Claims               Impaired        Entitled to vote
-------------------------------------------------------------------------------------------------
ANMC Class 3:         Other Secured Claims               Unimpaired      Deemed to accept the
                                                                         Plan
                                                                         Not entitled to vote
-------------------------------------------------------------------------------------------------
ANMC Class 4:         General Unsecured Claims           Unimpaired      Entitled to vote
-------------------------------------------------------------------------------------------------
ANMC Class 5:         Intentionally omitted              N/A             N/A
-------------------------------------------------------------------------------------------------
ANMC Class 6:         Intercompany Claims                Impaired/No     Entitled to vote
                                                         Distribution
-------------------------------------------------------------------------------------------------
ANMC Class 7:         Equity Interests                   Unimpaired      Deemed to accept the
                                                                         Plan
                                                                         Not entitled to vote
-------------------------------------------------------------------------------------------------


Claims against Advanced Nationwide Communications Corporation are collectively referred to as the "ANMC Claims" and interests in Advanced Nationwide Communications Corporation are collectively referred to as the "ANMC Interests".



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

B. Classification, Treatment & Voting

            1.    Class 1 Allowed Priority Claims

            Classification & Treatment: Unless the Holder of an Allowed
Priority Claim and the applicable Debtor agree to different treatment, each Holder of an Allowed Priority Claim in MCall Class 1, MUSA Class 1, McCaw Class 1, MSI Class 1, MFone Class 1, and ANMC Class 1 (collectively, the "Class 1 Priority Claims") shall receive from the applicable Reorganized Debtors, in full satisfaction, settlement, release and discharge of such Allowed Priority Claim, one of the following alternative treatments at the election of the applicable
Debtor:

                      (i) to the extent due and owing as of the Effective Date, such Allowed Priority Claim shall be paid in full in Cash on the Effective Date;

                      (ii) to the extent due and owing after the Effective Date, such Allowed Priority Claim shall be paid in full in Cash, with interest where applicable, when and as such Claim becomes due and owing in the ordinary course of business.

               Any default with respect to any Allowed Priority Claim that occurred before or after the commencement of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

               Voting: Class 1 Priority Claims are unimpaired under the Plan and, therefore, are deemed to have accepted the Plan.

               2. Class 2 Allowed Senior Lender Claims


               Classification and Treatment: On the Effective Date, each Holder of an Allowed Senior Lender Claim in MCall Class 2, MUSA Class 2, McCaw Class 2, MSI Class 2, ANMC Class 2, and MFone Class 2 (collectively, the "Class 2 Senior Lender Claims"), shall receive from the Reorganized Debtors, in full satisfaction, settlement, release and discharge of such Allowed Class 2 Senior Lender Claims, a Pro Rata share of the (i) $60,000,000 New Senior Secured Term Notes, (ii) $20,000,000 New Senior Secured PIK Notes, (iii) 88.33% (5,300,000 shares) of the New Preferred Stock of HoldCo., representing $53 million of the total $60 million Initial Liquidation Preference attributable to such New Preferred Stock, and (iv) 42% (420,000 shares) of the shares of HoldCo. New Common Stock (subject to ratable dilution for the issuance of New Common Stock and options under the stock option plan described herein to employees of OpCo. not to exceed 7%). Both the New Preferred Stock and New Common Stock shall be restricted stock. All reasonable fees and expenses of the Administrative Agent Lender will be paid in cash on Effective Date, as part of the Allowed Senior Lender Claim.


               Distributions of New Common Stock and New Preferred Stock made on account of Class 2 Senior Lender Claims shall be made on the Effective Date or as soon as practicable thereafter but not later than thirty (30) days following the Effective Date.

               Voting: Class 2 Senior Lender Claims are impaired under the Plan and, therefore, Holders of Allowed Class 2 Senior Lender Claims are entitled to vote to accept or reject the Plan.

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

         3.    Class 3 Allowed Other Secured Claims

         Classification and Treatment: Unless the Holder of an Allowed
Other Secured Claim and the applicable Debtor agree to different treatment, each Holder of an Allowed Other Secured Claim in MCall Class 3, MUSA Class 3, McCaw Class 3, MSI Class 3, MFone Class 3 and ANMC Class 3 (collectively, the "Class 3 Other Secured Claims") shall receive, in full satisfaction, settlement, release and discharge of such Allowed Other Secured Claim, one of the following alternative treatments at the election of the applicable Debtor:

                      (i) the legal, equitable and contractual rights to which such Holder of an Allowed Other Secured Claim is entitled shall be reinstated and such Holder shall be paid in accordance with such legal, equitable and contractual rights; or

                      (ii) the applicable Debtor shall surrender all collateral securing such Allowed Other Secured Claim to the Holder thereof, in full satisfaction, settlement, release and discharge of such Holder's Allowed Claim, without representation of, warranty by or recourse against such Debtor or the applicable Reorganized Debtor.


               If the applicable Debtor elects to treat any Other Secured Claim under subsection (i) above, on the Effective Date the holder of such Allowed Other Secured Claim shall receive, notwithstanding any contractual provision or applicable law that entitles the holder of and Allowed Other Secured Claim to receive accelerated payment of such Allowed Other Secured Claim, a payment in Cash equal to the amount necessary to cure existing defaults related to such Allowed Other Secured Claim, if any, and compensate the holder of such Allowed Other Secured Claim for any damages incurred as a result of reliance by such holder on an acceleration provision related to the subject Allowed Other Secured Claim. Any Allowed Other Secured Claims based on the applicable Debtor's non-payment of taxes which, under applicable non-bankruptcy law, are due and owing as of the Effective Date and not payable as of the Effective Date without the relevant taxing authority being entitled, under such applicable non-bankruptcy law, to penalties or interest shall be treated under subsection
(i) hereof and shall be entitled receive payments of accrued interest with respect to such claim through the Effective Date at the relevant statutory rate.


               Any default with respect to any Allowed Other Secured Claim that occurred before or after the commencement of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

               Voting: Class 3 Other Secured Claims are unimpaired under the Plan and, therefore, are deemed to have accepted the Plan.

               4. Class 3(A) Allowed GECC Secured Claims

               Classification and Treatment: Class 3(A) consists of the GECC Secured Claim, if any. (Metrocall, Inc. and GECC are parties to a series of leases that Metrocall, Inc. contends are disguised financing transactions.) Unless the Holder of an Allowed GECC Secured Claim and Metrocall, Inc. agree to different treatment, the Holder of an Allowed GECC Secured Claim in MCall Class 3(A) shall receive, in full satisfaction, settlement, release and discharge of such

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

GECC Secured Claim, the Allowed Amount of such Claim (as determined by the Court) in thirty-six (36) equal monthly installments, payable on the first day of each month commencing with the first full month following the Effective Date, with interest payable in arrears on the first day of each month on the unpaid principal balance of such Claim at a rate of 10% per annum. The Holder of the GECC Secured Claim shall retain any properly perfected, pre-Petition Date lien or security interest securing the GECC Secured Claim.


               Until a GECC Final Order has been entered, the Debtors, at their option, may either (a) deposit amounts equal to the monthly payments due under the GECC Master Lease into a segregated account holding cash that will not be considered Unrestricted Cash available for payment of the Senior Secured Note or the Senior Secured PIK Note, or (b) make no payments with respect to amounts due under the GECC Master Lease, provided, that within 10 business days of the entry a GECC Final Order, the Debtors make any and all cash payments required by such GECC Final Order through such date.


               Voting: Class 3(A) GECC Secured Claim is impaired under the Plan and, therefore, is entitled to vote.

               5.     Class 4 Allowed General Unsecured Claims

                        (a) Class 4 Allowed General Unsecured Claims against Metrocall, Inc.


               Classification and Treatment: On or after the Effective Date, each Holder of an Allowed General Unsecured Claim in MCall Class 4, which shall expressly include all Allowed Subordinated Note Claims, shall receive from Metrocall, Inc., in full satisfaction, settlement, release and discharge of such Allowed Claim, (i) a Pro Rata share of 8.33% (500,000 shares) of the New Preferred Stock of HoldCo., representing $5 million of the $60 million Initial Liquidation Preference and (ii) 58% (580,000 shares) of the shares of New Common Stock to be issued (subject to ratable dilution for the issuance of New Common Stock and options under the stock option plan described herein to employees of OpCo. not to exceed 7%). Both the New Preferred Stock and New Common Stock shall be restricted stock.

               Initial Distributions of New Common Stock and New Preferred Stock made on account of Allowed MCall Class 4 General Unsecured Claims shall be made on the later of (x) the Effective Date or as soon as practicable thereafter but not later than thirty (30) days following the Effective Date and (y) the date which is sixty (60) days after the Claim becomes an Allowed Claim. Subsequent Distributions from the Disputed MCall Claims Stock Reserve shall be made as soon as practicable after Disputed Claims have been deemed Allowed Claims.

               Voting: MCall Class 4 is impaired under the Plan and, therefore, Holders of Allowed General Unsecured Claims against Metrocall, Inc. are entitled to vote to accept or reject the Plan.

                  (b) Class 4 Allowed General Unsecured Claims against Subsidiary Debtors:

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


               Classification and Treatment: Unless the Holder of an Allowed General Unsecured Claim against any of the Subsidiary Debtors and the Debtors agree to different treatment, each Holder of a General Unsecured Claim in MUSA Class 4, McCaw Class 4, MSI Class 4, MFone Class 4 and ANMC Class 4 (collectively, the "Class 4 Subsidiary General Unsecured Claims") shall receive from the applicable Reorganized Debtors, respectively, in full satisfaction, settlement, release and discharge of such Class 4 Subsidiary General Unsecured Claim, one of the following alternative treatments at the election of Metrocall:

                  (i) to the extent due and owing as of the Effective Date, such Allowed Class 4 Subsidiary General Unsecured Claim shall be paid in full in Cash, without interest, on the Effective Date; or

                  (ii) to the extent due and owing after the Effective Date, such Allowed Class 4 Subsidiary General Unsecured Claim shall be paid in full in Cash, without interest, when and as such Claim becomes due and owing in the ordinary course of business.

     Any default with respect to any Class 4 Subsidiary General Unsecured Claim that occurred before or after the commencement of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

               Voting: Class 4 Subsidiary General Unsecured Claims are impaired under the Plan and, therefore, are entitled to vote.

               6. Class 5 - Convenience Class Claims

                     (a)  MCall Class 5 Allowed Convenience Class Claims

               Classification and Treatment: On the Effective Date, each Holder of an Allowed MCall General Unsecured Claim of (a) $1,000 or less (excluding any claims arising out of partial assignment of a claim) or (b) Holders of MCall General Unsecured Claims in excess of $1,000 which irrevocably elect on a ballot soliciting votes to accept a Plan to reduce their respective General Unsecured Claim to the amount of $1,000 or less or (c) any disputed MCall General Unsecured Claim that becomes an Allowed MCall General Unsecured Claim of $1,000 or less with the consent of and in an amount agreed to by the Debtor. Notwithstanding the above, Noteholder Claims shall not be included within MCall Class 5 and shall not be permitted to elect treatment in MCall Class 5 in lieu of treatment of such Allowed Claims under MCall Class 4. Holders of Allowed Convenience Class Claims shall receive a distribution equal to 40% of their Allowed Convenience Claim in Cash on the Effective Date in lieu of any other distribution to be made pursuant to the Plan.

               Voting: Holders of such Convenience Class Claims shall, for voting purposes, be deemed to hold a Claim of $1,000 or less, as the case may be, regardless of whether such Holder's Claim would otherwise had been in excess of such amount had the Holder not elected to irrevocably reduce its Claim.

                     (b)  Subsidiary Class 5 -  Intentionally Omitted


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


               7. Class 6 Allowed Intercompany Claims

               Classification and Treatment: On the Effective Date, each Holder of an Allowed Intercompany Claim in MCall Class 6, MUSA Class 6, McCaw Class 6, MSI Class 6, ANMC Class 6 and MFone Class 6 (collectively, the "Class 6 Intercompany Claims") shall either be extinguished, waived and fully discharged or contributed as capital at the election of the applicable Debtor upon the Effective Date and shall receive no distribution under the Plan.

               Voting: Class 6 Intercompany Claims are impaired under the Plan and, therefore, Holders of Allowed Intercompany Claims are entitled to vote.

               8. Class 7 Equity Interests

                      (a) Allowed Class 7 Subsidiary Equity Interests

               Classification and Treatment: On the Effective Date, Metrocall, Inc. shall retain, on account of its Allowed Subsidiary Equity Interests in MUSA Class 7, and McCaw Class 7, one hundred (100%) percent of its Interest in such Subsidiary Stock, in addition McCaw shall retain, on account of its Allowed Subsidiary Interests in MSI Class 7 and ANMC Class 7, one hundred (100%) percent of its Interest in such Subsidiary Stock and one percent (1%) of its Interest in such Subsidiary Stock on account of its Allowed Subsidiary Interest in MFone Class 7, and MSI shall retain, on account of its allowed Subsidiary Interests in MFone Class 7, ninety-nine (99%) percent of its Allowed Subsidiary Interests in MFone Class 7, together with the legal, equitable and contractual rights to which such Holder is entitled.

               Voting: MUSA Class 7, McCaw Class 7, MSI Class 7, MFone Class 7 and ANMC Class 7 (collectively, the "Class 7 Subsidiary Equity Interests") are unimpaired under the Plan and, therefore, are deemed to have accepted the Plan.

                      (b) Allowed Class 7 MCall Equity Interests

               No distribution shall be made to Allowed Class 7 MCall Equity Interests and all such stock interests shall be extinguished upon the Effective Date. Class 7 MCall Equity Interests are impaired under the Plan and are deemed to reject the Plan.

C.   Special Provision Governing Unimpaired Claims

            Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

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                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.   Voting Classes

               Each Holder of an Allowed Claim in Class 2, MCall Class 3(A), Class 4 and Class 6 is entitled to vote either to accept or to reject the Plan. Only those votes cast by Holders of Allowed Claims shall be counted in determining whether acceptances have been received sufficient in number and amount to obtain Confirmation.

B.   Acceptance by Impaired Classes

               An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

                                   ARTICLE V

                           NON-CONSENSUAL CONFIRMATION

        A COURT MAY CONFIRM A PLAN, EVEN IF IT IS NOT ACCEPTED BY ALL IMPAIRED CLASSES, IF THE PLAN HAS BEEN ACCEPTED BY AT LEAST ONE IMPAIRED CLASS OF CLAIMS AND THE PLAN MEETS THE "CRAMDOWN" REQUIREMENTS SET FORTH IN SECTION 1129(b) OF THE BANKRUPTCY CODE. SECTION 1129(b) OF THE BANKRUPTCY CODE REQUIRES THAT THE COURT FIND THAT A PLAN IS "FAIR AND EQUITABLE" AND DOES NOT "DISCRIMINATE UNFAIRLY" WITH RESPECT TO EACH NON-ACCEPTING IMPAIRED CLASS OF CLAIMS. IN THE EVENT THAT ANY IMPAIRED CLASS REJECTS THE PLAN IN ACCORDANCE WITH SECTION 1129(a)(8) OF THE BANKRUPTCY CODE, METROCALL INTENDS TO REQUEST THAT THE BANKRUPTCY COURT CONFIRM THE PLAN IN ACCORDANCE WITH SECTION 1129(b) OF THE BANKRUPTCY CODE OR MODIFY THE PLAN IN ACCORDANCE WITH THE TERMS THEREOF. THE PLAN PROVIDES THAT EQUITY INTERESTS IN METROCALL, INC. SHALL BE EXTINGUISHED, SHALL NOT BE ENTITLED TO ANY DISTRIBUTION UNDER THE PLAN AND SHALL BE DEEMED TO REJECT THE PLAN. THE PLAN, THEREFORE, SEEKS TO "CRAM-DOWN" MCALL CLASS 7 EQUITY INTERESTS.


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                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.      Execution and Performance of Documents by Debtors

               The Debtors and the Reorganized Debtors, as the case may be, shall be required (a) to execute and deliver to the Senior Lenders and Holders of MCall Class 4 General Unsecured Claims, as the case may be, within eleven
(11) Business Days following the Confirmation Date, all such agreements, documents, certificates and instruments as may be required to be executed and delivered pursuant to, including without limitation, the New Senior Secured Term Loan Agreement, the New Senior Secured PIK Notes Loan Agreement, the New Preferred Stock Certificate of Designation, this Plan and the Confirmation Order, and (b) to perform or cause to be performed all actions required of them as set forth under this Plan and the Confirmation Order necessary or appropriate to effect the Reorganization on the terms and conditions set forth herein.

B.      Funding of the Plan.

               The funds required for the implementation of the Plan and the distributions required to be made hereunder shall be provided from the following:

            (a)   Cash existing as of the Effective Date and
            (b)   Cash generated from the operations of Reorganized Metrocall.

C.   Rights of Debtors

               In addition to its other rights under the Plan, Metrocall shall have the right, but not the obligation, to retain and compensate professionals (including, but not limited to the Professionals retained by Metrocall prior to the Effective Date) and other Persons to assist Metrocall in performing its duties under the Plan.

D.   Corporate Restructuring

               On the Effective Date, the following transactions shall occur in the ensuing order:

               1. Vesting of Assets. Except as otherwise provided herein or in the Confirmation Order, all property of the Estates, and any property acquired by the Debtors or the Reorganized Debtors under the Plan, shall vest in the respective Debtors, free and clear of all Claims, liens, charges or other encumbrances and Interests, as of the Effective Date.

2.      Subsidiary Restructuring.

            (a) Consistent with the terms and conditions of the Plan, and upon the Effective Date, ANMC, a wholly owned subsidiary of McCaw shall be merged with and into McCaw such that all assets of ANMC, together with all liabilities shall be conveyed to McCaw;

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            (b)   immediately following the merger of ANMC with and into McCaw,
MSI, a wholly owned subsidiary of McCaw, shall be merged with and into McCaw such that all assets of MSI, together with all liabilities shall be conveyed to McCaw;

            (c) Mobilfone, a partnership shall then be dissolved as a result of the merger of MSI with and into McCaw and all assets of Mobilfone, together with all its liabilities, will vest with McCaw such that McCaw shall be the sole surviving operating subsidiary of Reorganized Metrocall, Inc..

            (d) Immediately following the merger of MSI and ANMC with McCaw and the dissolution of Mobilfone, Metrocall, Inc. shall make the Asset Transfers, such that Metrocall, Inc. will contribute all right, title and interest in all of its assets to McCaw other than (a) Intellectual Property which Metrocall, Inc. shall convey to the License Subsidiary and (b) an amount of cash reasonably necessary to pay claims of Metrocall, Inc. as required by the Plan. These assets shall be contributed subject to all liens in place at that time. McCaw will simultaneously assume all of the underlying obligations (including cure costs, if any) directly attributable to these assets. (Metrocall, Inc. will not contribute its ownership interest in Inciscent, Inc. Metrocall USA, Inc. or Metrocall Ventures, Inc.) The Asset Transfers contemplated as a part of the Subsidiary Reorganization and as set forth under the Plan will require, in certain instances, the assumption and assignment of executory contracts and unexpired leases by the Debtors.

            (e) McCaw shall then cause the transfer of all Intellectual Property to MUSA.

            (f) MUSA shall then enter into the License Agreement for such intellectual property and the MUSA FCC licenses with McCaw providing for McCaw's continued rights to use such Intellectual Property.

            (g) Following the aforementioned mergers, transfers and capital contributions, McCaw and MUSA shall each reincorporate(3) under the laws of the State of Delaware and cause to be executed and filed all appropriate restated certificates of incorporation and by-laws (the reorganized and reincorporated entities shall hereinafter be referred to as "OpCo." and "License Subsidiary", respectively). (The reorganized and reconstituted Debtors shall assume the following names: HoldCo. shall become Metrocall Holdings, Inc., OpCo. shall become Metrocall, Inc., LicenseCo. shall become Metrocall USA, Inc.)

            3.    Reincorporation.

            On the Effective Date each of the Reorganized Debtors shall reincorporate under the laws of the state of Delaware.

----------------
(3)  It is contemplated that the re-incorporation of Metrocall USA, Inc.
shall be implemented via a merger of Metrocall USA, Inc. with and into a newly formed, wholly-owned subsidiary of Metrocall, Inc.

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E.   Cancellation of Instruments and Securities

            Except as expressly set forth herein or in the Confirmation
Order, on the Effective Date all promissory notes evidencing the Class 2 Senior Lender Claims and the Subordinated Notes which are included in the MCall Class 4 General Unsecured Claims, and all certificates evidencing Existing Common Stock and Existing Preferred Stock together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, liens, collateral assignments, undertakings, guaranties, and other instruments and documents, shall no longer be outstanding, shall be deemed canceled, retired and terminated and shall cease to exist; provided, however, the Subordinated Notes and the Indentures shall continue in effect solely for the purposes of (i) allowing the holders of the Subordinated Notes Claims to receive their Distributions hereunder, (ii) allowing the Indenture Trustees to make the Distributions to be made on account of the Subordinated Notes, and (iii) permitting the Indenture Trustee, as it may choose, to assert the Indenture Trustee Charging Lien against such Distributions for payment of the Indenture Trustee Fees, but shall immediately thereafter and otherwise be deemed canceled, as provided for in
Section 1123(a)(5)(F) of the Bankruptcy Code. Notwithstanding the forgoing, the indemnification provision contained in section 9.11 of the Credit Agreement shall continue in effect and shall not be cancelled.

F.   Issuance of New Securities

            On the Effective Date, Reorganized Metrocall shall issue or cause to be issued all securities, instruments, certificates and other documents required to be issued pursuant to the Plan including, without limitation, the New Preferred Stock and New Common Stock to be issued which shall be distributed as provided in the Plan and Confirmation Order to the Holders of Allowed Senior Lender Claims (Class 2 Senior Lender Claims) and Mcall Class 4 General Unsecured Claims.

            The New Common Stock and New Preferred Stock to be distributed to holders of Metrocall Senior Lender Claims and Metrocall General Unsecured Claims pursuant to the Plan shall be issued pursuant to the exemption set forth in
Section 1145(a)(1) of the Bankruptcy Code and shall be subject to certain trading restrictions set forth in the Certificate of Incorporation and By-Laws of HoldCo. and the Certificate of Designation for the New Preferred Stock as described further in Article VI. Section G. herein.

G.   Corporate Governance, Directors and Officers, and Corporate Action

            1. Certificate of Incorporation and By-laws

            On the Effective Date, the Reorganized Debtors shall amend and restate, to the extent necessary, their respective existing certificates of incorporation and by-laws necessary to satisfy the provisions of this Plan and the requirements of the Bankruptcy Code. On the Effective Date, each of the Reorganized Debtors shall file their respective certificates of incorporation with the Secretary of the State of Delaware in accordance with Sections 102 and 103 of the Delaware General Corporation Law. Notwithstanding any other provision of the Plan, the certificate of incorporation of Reorganized Debtors shall, among other things, prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a) of the

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Bankruptcy Code. After the Effective Date, Reorganized Debtors may amend and restate its certificate of incorporation and by-laws as provided therein or by applicable law.

            As of the Effective Date, the Certificate of Incorporation of HoldCo. will be amended to provide that, during the two-year period following the initial distributions of the HoldCo. New Preferred Stock, no person shall be permitted to transfer any Stock of HoldCo. without the prior written consent of the Chief Financial Officer of HoldCo. and any such purported transfer will be void ab initio, if (x) after such purported transfer, the purported transferee would own 5 percent or more of any class of Stock of HoldCo. or (y) prior to giving effect to such purported transfer, the purported transferor owns 5 percent or more of any class of Stock of HoldCo. For purposes of the foregoing,
(I) "transfer" means any sale, transfer, gift or assignment of any HoldCo. Stock, or the granting or issuance of an option or other right to acquire any HoldCo. Stock, or any other action that would cause any person to be treated as the owner of any share of Stock as to which such person was not previously treated as the owner, and (II) a person shall be treated as the owner of any share of Stock of HoldCo. if such person directly or indirectly owns such share or is otherwise treated as the owner of such share under Section 382 of the Internal Revenue Code and the Treasury Regulations thereunder, including Section 382(l)(3) of the Internal Revenue Code and Section 1.382-2T(h) of the Treasury Regulations thereunder. During the two-year period following the initial distribution of the HoldCo. New Preferred Stock and New Common Stock, HoldCo. and its transfer agent will not record any transfer of any share of HoldCo. Stock unless it or its transfer agent has received either (A) a certificate from the purported transferee to the effect that such transferee would not own 5 percent or more of any class of HoldCo. Stock after giving effect to the purported transfer and a certificate from the purported transferor to the effect that it does not own 5 percent or more of any class of HoldCo. Stock prior to giving effect to such purported transfer or (B) a certificate of HoldCo.'s Chief Financial Officer consenting to such a transfer. The Chief Financial Officer of HoldCo. shall be required to provide such certificate if he determines that the purported transfer could not reasonably be determined to result in an "ownership change" with respect to HoldCo under Section 382 of the Internal Revenue Code. The purported transferor and transferee shall deliver to HoldCo such certificates as the Chief Financial Officer of HoldCo. may reasonably require as a condition to the issuance of a consent certificate. If the Chief Financial Officer shall fail to consent to any proposed transfer, such officer shall provide, within five business days after receipt of a request therefor from the person seeking such consent, the information upon which such officer concluded that such proposed transfer could reasonably be determined to result in an ownership change.

            In addition to the above, the charter and by-laws for HoldCo.
shall provide that HoldCo., so long as any of its New Preferred Stock is outstanding, (a) may not redeem or otherwise buy back any New Preferred Stock on any basis other than as set forth in the terms for redemption in the Term Sheet for the New Preferred Stock annexed hereto as Exhibit "C", and (b) may only approve Special Transactions by a vote of five of the seven members of the board of directors. In connection with its consideration of any Special Transaction and prior to any vote by directors thereon, HoldCo. shall first establish a special committee (the "Special Committee") of the board to consider such Special Transaction. The Special Committee shall consist of three members, including one of the directors selected by the Senior Lenders, one director selected by the Committee and the Independent Director. A Special Transaction shall only be voted on by the directors of HoldCo. if and when a majority of the Special Committee

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

members has recommended for approval such Special Transaction. Until the redemption of the New Preferred Stock in its entirety, approval by the board of directors of HoldCo. for Special Transactions (as defined below) shall require at least five of the seven members of the board then voting in favor of any such Special Transactions.

               The corporate charter and by-laws of both OpCo. and the License Subsidiary also provide that shareholder approval shall be required to implement any Special Transaction with or involving any such subsidiary.

               2. Directors and Officers

               Reorganized Metrocall. On the Effective Date the directors of Reorganized Metrocall shall consist of seven members appointed as follows: (i) the Senior Lenders shall appoint four members, (ii) the Ad Hoc Committee shall appoint one member, (iii) the Senior Lenders and the Ad Hoc Committee, on or prior to the Confirmation Date, shall collectively, by mutual consent, appoint one member (the "Independent Director") and (iv) one member shall be Metrocall's presiding Chief Executive Officer who shall serve as Chairman of the Board. Each wholly-owned subsidiary of HoldCo. shall have a board of directors with the size and composition mutually satisfactory to Metrocall and the Senior Lenders. Pursuant to Section 1129(a)(5) of the Bankruptcy Code, the Debtors and Subsidiaries shall disclose, on or prior to the Confirmation Date, the identity and affiliations of any other Person proposed to serve on the initial board of directors of Reorganized Metrocall and, to the extent such Person is an Insider, the nature of any compensation for such Person. The classification and composition of the board of directors shall be consistent with the Reorganized Metrocall certificate of incorporation. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the certificate of incorporation and by-laws of Reorganized Metrocall and the Delaware General Corporation Law.

     Employment Agreements with the Chief Executive Officer and Chief Financial Officer.

     Upon the Effective Date of the Plan, the Chief Executive Officer (the "CEO") and the Executive Vice President, Chief Financial Officer and Treasurer (the "CFO") will enter into new employment agreements with HoldCo. and OpCo. in substantially the same form and manner attached to the Plan Supplement. Upon execution of the respective employment agreements, the existing employment agreements for the CEO and CFO/COO shall automatically be terminated, without cost, and be of no further force and effect. The new employment agreements with HoldCo. and OpCo. will provide for, among other things, for each of the CEO and CFO/COO (i) a base salary of $530,000 for the CEO and $400,000 for the CFO/COO,
(ii) a annual cash performance bonus as follows:


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


               % OF TARGET
               PAYDOWNS
               (NEW SENIOR SECURED NOTE AND
               NEW SENIOR SECURED PIK NOTES)   % OF BASE SALARY
               ----------------------------    ----------------
               80%                                     80%
               90%                                     90%
               100%                                   100%
               115%                                   115%
               120%                                   120%
               125%                                   125%
               130%                                   150%(Subject to a max.
                                                          of 200% on approval
                                                          of the Board)

               TARGET PAYDOWNS (MANDATORY PREPAYMENTS
               ON NEW SENIOR SECURED NOTES AND NEW SENIOR SECURED PIK NOTES)

               FYE - 12/31/02 $ 26,500,000
               FYE - 12/31/03 $ 24,300,000
               FYE - 12/31/04 $ 10,000,000

(iii) 100,000 shares of New Preferred Stock, representing $1 million of the Initial Liquidation Preference, for each of the CEO and CFO with one-third of the restrictions lapsing on each of the first 3 anniversaries of the Effective Date and (iv) a cash payment equal to .20% of any "New Capital Infusion" (as defined in each employment agreement). The term of each of the employment agreements will be for 3 years from and after the Effective Date, renewable for 1 year on each anniversary of the Effective Date. Upon (i) a termination by the HoldCo. without Cause (as defined in each employment agreements) or (ii) a voluntary termination by the CEO or the CFO with Good Reason (as defined in each employment agreement), the CEO or the CFO shall receive (X) two years Base Salary, (Y) an amount equal to the Performance Bonus paid in the prior year and
(Z) lapse of all restrictions applicable to the New Preferred Shares. Upon (i) a termination by the HoldCo. with Cause or (ii) a voluntary termination by the CEO or the CFO other than with Good Reason, the CEO or the CFO shall receive (X) base salary through the date of termination and (Y) New Preferred Shares that remain restricted on the date of termination shall be forfeited.

               Employment Agreements with Metrocall's "Tier II" Senior Managers

               Employment agreements with the Tier II members of the senior management team which shall remain in full force and effect during the Chapter 11 proceedings shall either be terminated consensually or otherwise rejected by the Debtors on the Effective Date.

               3. Corporate Action

               On the Effective Date, and as provided in the Plan, the adoption of the certificate of incorporation and the by-laws, the selection of directors and officers for the Reorganized Debtors, and all actions of the Debtors and the Reorganized Debtors contemplated by the Plan,


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shall be deemed, without further action of any kind or nature, to be authorized and approved in all respects (subject to the provisions of the Plan and Confirmation Order). All matters provided for in the Plan involving the corporate structure of the Debtors and the Reorganized Debtors and any corporate action required by the Debtors and the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with Delaware General Corporation Law and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors and the Reorganized Debtors. Notwithstanding the foregoing, on the Effective Date the appropriate officers and members of the boards of directors of the Reorganized Debtors are and shall be authorized and directed to take or cause to be taken all such actions as may be necessary or appropriate to issue, execute and deliver the agreements, documents, certificates, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors.

            A vote of five of the seven members of the board of HoldCo. shall be required to amend the corporate charter of HoldCo. to give effect to (i) any change to the size or composition of the board; (ii) any change to the provisions requiring five of the seven members to vote to give effect a Special Transaction; (iii) to the amendment provisions contained herein; and (iv) any amendment or change to the stock transfer restrictions with respect to the New Preferred Stock and New Common Stock effective during the two-year period following their initial distribution.

H.   Securities Issues

     HoldCo. intends to be a public reporting company upon the Effective Date and believes it has the financial wherewithal to comply with all reporting requirements. Nothing in this Plan is intended to expand the scope of Section 1145(e) of the Code in respect of securities issued pursuant to the Plan.


                                  ARTICLE VII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.   Assumption and Rejection of Executory Contracts and Unexpired Leases

Effective on and after the Effective Date, all executory contracts and unexpired leases, including, without limitation, all Compensation and Benefit Plans, to which any of the Debtors are a party and are identified in the Debtors Schedules filed with the Bankruptcy Court, as amended, shall be deemed to have been assumed by that respective Debtor in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except for those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are listed on the Debtors' Exhibit L as executory contracts to become the subject of a motion to be filed prior to the Confirmation Date and which motion is still pending on the Confirmation Date, or
(3) are identified on the Debtors' Exhibit L as executory contracts or unexpired leases to be rejected as of the Confirmation Date pursuant to the terms of the Plan. All executory contracts and unexpired leases with Metrocall, Inc. to be assumed shall also be assigned to Reorganized OpCo. pursuant to the Plan. All other executory contracts and unexpired leases with the various and respective Subsidiary Debtor entities shall be assumed and transferred to

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Reorganized OpCo. by operation of law and as a function of the consolidation of the Operating Subsidiaries. ENTRY OF THE CONFIRMATION ORDER BY THE BANKRUPTCY COURT SHALL CONSTITUTE (i) APPROVAL OF SUCH ASSUMPTIONS, ASSIGNMENTS AND REJECTIONS PURSUANT TO SECTIONS 365(a) AND 1123 OF THE BANKRUPTCY CODE AND (ii) THE CONSENT OF ANY NON-DEBTOR PARTY TO ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT MAY OTHERWISE BE REQUIRED, UNDER THE TERMS OF SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE, TO THE CONSUMMATION OF THE ASSET TRANSFERS PURSUANT TO THE PLAN, PROVIDED, HOWEVER, THAT ON THE EFFECTIVE DATE, ALL EXECUTORY CONTRACTS WITH THE UNITED STATES OF AMERICA, ANY OF ITS AGENCIES, COMPONENTS OR REPRESENTATIVES (THE "UNITED STATES") SHALL BE ASSUMED BY THE DEBTORS AND ASSIGNED TO REORGANIZED OPCO, SUBJECT TO THE WRITTEN CONSENT OF THE UNITED STATES AND SUBJECT TO THE COMPLETION OF A NOVATION, IN SUCH FORM SATISFACTORY TO THE UNITED STATES IN ITS SOLE AND ABSOLUTE DISCRETION, AND AS REQUIRED BY THE FEDERAL ACQUISITION REGULATIONS OR OTHER SIMILAR FEDERAL REGULATIONS. IF THE COMPLETION OF ANY OF THE NOVATIONS WITH THE UNITED STATES IS NOT EFFECTUATED UNTIL AFTER THE EFFECTIVE DATE, THEN THE THE ASSUMPTION AND ASSIGNMENT OF THAT PARTICULAR CONTRACT WITH THE UNITED STATES SHALL BE DEEMED RETROACTIVELY EFFECTIVE, NUNC PRO TUNC, TO THE EFFECTIVE DATE FROM THE DATE THAT PARTICULAR NOVATION IS COMPLETED.


            ALL PARTIES TO EXECUTORY CONTRACTS OR UNEXPIRED LEASES THAT ARE ASSUMED BY THE DEBTORS PURSUANT TO THE PLAN SHALL HAVE AN ALLOWED CLAIM FOR VOTING PURPOSES ONLY BUT SHALL NOT OTHERWISE BE ENTITLED TO ANY DISTRIBUTION ON ACCOUNT OF METROCALL GENERAL UNSECURED CLAIMS PROVIDED THAT THEY RECEIVE PAYMENT OF ALLOWED CURE AMOUNTS.

B.   Claims Based on Rejection of Executory Contracts or Unexpired Leases

            All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Holders of such Claims who fail to File proofs of claims within such deadline(s) shall be forever barred from asserting such Claims against the Debtors and the Reorganized Debtors, including their respective Estates, unless otherwise ordered by the Bankruptcy Court or provided for in this Plan. Claims arising from the rejection of executory contracts or unexpired leases that become Allowed Claims shall be classified and treated as either MCall Class 4 General Unsecured Claims and/or Class 4 Subsidiary Unsecured Claims depending on which Debtor(s) is a party to the agreement.

C.   Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

            Any monetary amounts by which each executory contract and unexpired lease to be assumed and/or assigned pursuant to the Plan is in default shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the Allowed Cure amount in Cash on the Effective Date or on such other terms as the parties thereto may otherwise agree. In the event of a dispute regarding: (1) the existence of any default or the amount of any Cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the executory contract or unexpired lease to be assumed or (3) any other matter pertaining to assumption of such contracts or leases, any Cure payments required by Section 365(b)(1) of the Bankruptcy

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Code shall be made following the entry of a Final Order by the Bankruptcy Court resolving the dispute and otherwise approving the assumption.

                                  ARTICLE VIII

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   Timing of Distributions

            1. Except as otherwise provided herein or by order of the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims and Interests that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as promptly thereafter as practicable; provided, that where Allowed Claims (other than Allowed Class 2 Senior Lender Claims and Class 3 Other Secured Claims) exist against both Metrocall and an Operating Subsidiary Debtor by virtue of joint and several obligations or guaranty obligations of such Debtors, distributions to such Holders under the Plan shall be made (a) on account of such Allowed Claim(s) by Reorganized McCaw and (b) in full satisfaction, settlement, release and discharge of all Allowed Claims against all Debtors, and accordingly, shall receive treatment in accordance with that Class of Claims relating to such Subsidiary Debtor.

            2. Distributions on account of Disputed Claims that become Allowed Claims after the Effective Date shall be made quarterly pursuant to
Article IX below commencing on the date that is 20 calendar days after the end of the calendar quarter in which such Claim is Allowed. Such quarterly distributions shall be in the full amount that the Plan provides for Allowed Claims in the applicable Class.


            (a) Disputed Reserves: Except to the extent that the Bankruptcy Court shall determine that a lesser amount is adequate, OpCo. shall deposit in the Disputed Subsidiary Claims Account, an amount of Cash equal to the Distributions that would have been made to the holders of Disputed Subsidiary General Unsecured Claims if such Claims were Allowed. In addition, HoldCo. shall establish a Disputed MCall Claims Stock Reserve whereby HoldCo. shall maintain an appropriate number of shares of New Common Stock and New Preferred Stock sufficient to make Distributions that would have been made to the holders of Disputed MCall Class 4 General Unsecured Claims if such Claims were Allowed. Additionally, HoldCo. (for Metrocall Disputed Claims) or OpCo.(for all Subsidiary Disputed Claims), as the case may be, shall deposit Cash, into one or More Disputed Claims Accounts, pursuant to any orders of the Bankruptcy Court or further modifications of this Plan, in an amount equal to the Distributions to holders of Disputed Administrative Claims, Disputed Priority Tax Claims or Disputed Secured Claims, that would have been made if such Disputed Claims were allowed, except to the extent that the Bankruptcy Court shall determine a lesser amount is adequate.


            (b) Held in Trust: All earnings on funds deposited in the Disputed Subsidiary Reserve Account and all New Common Stock and New Preferred Stock held on account of the

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Disputed MCall Claims Stock Reserve shall be held in trust and shall be distributed only in the manner described in this Plan.

            (c) Release of Reserves from Disputed Claims Reserve Accounts: At such time as all or any portion of a Disputed Claim becomes an Allowed Claim, the Distributions reserved for such Disputed Claim or portion (including any interest thereon or dividends received with respect thereto) shall be released from the appropriate Disputed Claims Reserve and paid or distributed by the HoldCo. or OpCo., as the case may be, to the Holder of such Allowed Claim, net of any taxes or other applicable charges required to be paid by HoldCo. or OpCo. in respect thereof. At such time as all or any portion of a Disputed Claim is determined not to be an Allowed Claim, the Distributions reserved for such Disputed Claim or portion (including any interest thereon or dividends received with respect thereto) shall be (i) in the case of a Subsidiary Class 4 General Unsecured Claims be released from the Disputed Subsidiary Claims Reserve Account and paid to OpCo. (ii) in the case of a MCall Class 4 General Unsecured Claim, and New Common Stock and New Preferred Stock shall be released from the appropriate Disputed Claims Reserve Account and distributed to holders of Allowed Claims in MCall Class 4 in accordance with Article IX.C of this Plan.

B.   Methods of Distribution

            1.    Distributions to Holders of Class 2 Senior Lender Claims

                          (a)   The New Senior Secured Term Note, pursuant to
the New Senior Secured Term Note Loan Agreement, shall be made or delivered by OpCo. to the Administrative Agent Lender for delivery by the Administrative Agent Lender to individual Holders of such Allowed Class 2 Senior Lender Claims in accordance with the provisions of the Plan and the Lock-Up Agreement, or as otherwise agreed between the Administrative Agent Lender and any holder of an Allowed Class 2 Senior Lender Claims, subject to any Agent Lender Charges as provided in the New Senior Secured Term Note Loan Agreement.

                          (b)   The New Senior Secured PIK Notes, pursuant to
the New Senior Secured PIK Notes Loan Agreement, shall be made or delivered by HoldCo. to the Administrative Agent Lender for delivery by the Administrative Agent Lender to individual Holders of such Allowed Class 2 Senior Lender Claims in accordance with the provisions of the Plan and the Lock-Up Agreement, or as otherwise agreed between the Administrative Agent Lender and any holder of an Allowed Class 2 Senior Lender Claims, subject to any Agent Lender Charges as provided in the New Senior Secured PIK Notes Loan Agreement.

                          (c)   The New Common Stock and New Preferred Stock,
pursuant to the New Preferred Stock Term Sheet and Certificate of Designation for each the New Common Stock and New Preferred Stock, shall be made or delivered by HoldCo. to the Disbursing Agent for delivery by the Administrative Agent Lender for delivery to individual Holders of such Allowed Class 2 Senior Lender Claims in accordance with the provisions of the Plan and the Lock-Up Agreement, or as otherwise agreed between the Administrative Agent Lender and any holder of an Allowed Class 2 Senior Lender Claims.

               Notwithstanding the foregoing, Holders of Allowed Class 2 Senior Lender Claims shall not receive, or be entitled to receive, any of the
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or other distributions provided for in the Plan prior to execution and delivery by each Holder of the Senior Secured Term Loan. Neither Reorganized Metrocall, Reorganized McCaw, nor the Reorganized Debtors shall have liability for any act or omission of the Disbursing Agent or the Administrative Agent Lender.

            2. Distributions to Holders of  Class 4 General Unsecured Claims

                  (a)   Distributions to Holders of
                        MCall Class 4 General Unsecured Claims.

                        (i) All distributions of New Common Stock and New Preferred Stock, pursuant to the New Preferred Stock Term Sheet and Certificate of Designation for the New Preferred Stock, provided for in the Plan on account of Allowed MCall Class 4 General Unsecured Claims shall be made by the Disbursing Agent on behalf of Reorganized Metrocall, provided, however, that with respect to Allowed Noteholder Claims, the Disbursing Agent shall a single distribution to each of the Indenture Trustees on account of the aggregate, respective Noteholder Claims, for delivery by the respective Indenture Trustees such individual Noteholders as provided in the Plan.

                        (ii) The Distributions to be made under the Plan to holders of Subordinated Note Claims shall be made to the pertinent Indenture Trustee, which, subject to the right of the Indenture Trustee to assert its Indenture Trustee Charging Lien against the Distributions, shall transmit the Distributions to the holders of such Subordinated Note Claims. All payments to holders of Subordinated Note Claims shall only be made upon the holder's compliance with the requirements set forth in this Article VIII. As soon as practicable after surrender of the Subordinated Note instrument evidencing the Subordinated Note Claim, the Indenture Trustee shall distribute to the holder thereof such holder's pro rata share of the Distribution, but subject to the rights of the Indenture Trustee to assert its Indenture Trustee Charging Lien against such Distributions.

                        (iii) Distributions of the New Common Stock and New Preferred Stock to Holders of Allowed MCall Class 4 General Unsecured Claims shall be made by way of an Initial Distribution. Remaining Distributions shall be made, to the extent any such Distributions are required, in accordance with
Article IX.C herein.

                        (iv) Notwithstanding the provisions of Article VI.E regarding cancellation of the Subordinated Notes and Indentures, and in accordance with Article VIII, the distribution provisions contained in the Indentures shall continue in effect to the extent necessary to authorize the Indenture Trustees to receive and distribute to the holders of Allowed Subordinated Note Claims Distributions of New Common Stock and New Preferred Stock, pursuant to the New Preferred Stock Term Sheet and Certificate of Designation for the New Preferred Stock, provided for in the Plan on account of Allowed Class 4 MCall General Unsecured Claims and shall terminate completely upon completion of all such Distributions. Neither Reorganized Metrocall nor the Reorganized Debtors shall have liability for any act or omission of the Indenture Trustees.

                        (v) Distributions from the Indenture Trustee. As soon as practicable after the Effective Date, Reorganized Metrocall, with the cooperation of the

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Indenture Trustees, shall send a letter of transmittal to each holder of a
Subordinated Note, advising such holder of the effectiveness of this Plan and providing instructions to such holder to deliver to the pertinent Indenture Trustee any Subordinated Notes in exchange for the Distributions to be made pursuant to the Plan. Delivery of any Subordinated Note will be effected, and risk of loss and title thereto shall pass, only upon delivery of such Subordinated Note to the Indenture Trustee in accordance with the terms and conditions of such letter of transmittal, such letter of transmittal to be in such form and have such other provisions as Reorganized Metrocall may reasonably require.

                        (vi) Delivery and Surrender of Subordinated Notes. Each holder of any Subordinated Note shall surrender such Subordinated Note to the pertinent Indenture Trustee. No Distribution hereunder shall be made to or on behalf of any such holder unless and until such Subordinated Note is received by such Indenture Trustee, or the loss, theft or destruction of such Subordinated Note is established to the satisfaction of the Indenture Trustee, including requiring such holder (i) to submit a lost instrument affidavit and an indemnity bond, and (ii) to hold the Debtors and the Indenture Trustee harmless in respect of such Subordinated Note and any distributions made in respect thereof. Upon compliance with provisions of this Article VIII by a holder of any Subordinated Note, such holder shall, for all purposes under this Plan, be deemed to have surrendered such Subordinated Note. Any such holder with an Allowed Class 4 MCall General Unsecured Claims Claim that fails to surrender such Subordinated Note or satisfactorily explain its non-availability to the pertinent Indenture Trustee within eighteen months of the Effective Date shall be deemed to have its Claim for a Distribution pursuant to the Plan on account of such Subordinated Note discharged and be forever barred from asserting any such Claim or Interest against Reorganized Metrocall, its property and the Indenture Trustees and, in such case, any Reorganized Metrocall New Common Stock and New Preferred Stock held for distribution on account of such Claim, and shall not participate in any Distribution hereunder, and the Distribution that would otherwise have been made to such holder shall be distributed by the Indenture Trustee to all holders who have surrendered their Subordinated Notes or satisfactorily explained their non-availability to the Indenture Trustee within eighteen months of the Effective Date.

                        (vii) Holders Distribution Record Date. As of the close of business on the Distribution Record Date, (i) the claims register shall be closed, (ii) the transfer books and records of the Subordinated Notes as maintained by the Indenture Trustees or their agents shall be closed and (iii) any transfer of any Subordinated Note Claim or any Interest therein shall be prohibited. The Debtors, Reorganized Metrocall, and the Indenture Trustees shall have no obligation to recognize any transfer of any Subordinated Note Claims occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under this Plan with only those holders of record as of the close of business on the Distribution Record Date.

                        (viii) Unregistered Transfers. In the event of a transfer of ownership of a Subordinated Note that is not registered in the respective transfer books and records of the either Indenture Trustee, the property to be distributed to the Noteholder as Holder of the Class 4 MCall General Unsecured Claims with respect to such Claim shall be delivered to the Holder of record on the Distribution Record Date unless the transferee of such Holder delivers an executed letter of transmittal to the pertinent Indenture Trustee, in form satisfactory

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to the Indenture Trustee, accompanied by such documents as are required to evidence and effect such transfer and to evidence that all applicable transfer taxes have been paid.

                        (ix) Stock Issued in Different Name. If any Reorganized Metrocall New Common Stock or New Preferred Stock is to be issued or distributed in a name other than that in which the Subordinated Note surrendered in exchange therefore is registered, it shall be a condition of such exchange that (i) the Subordinated Note so surrendered shall be transferable, and shall be properly assigned and endorsed, (ii) such transfer shall otherwise be proper and (iii) the Holder requesting such transfer shall pay all transfer or other taxes payable by reason of the foregoing and establish to the satisfaction of the pertinent Indenture Trustee that such taxes have been paid.

                        (x) Dividends With Respect to Unexchanged Notes and Stock. Whenever a dividend or other distribution is declared by Reorganized Metrocall with respect to Reorganized Metrocall New Common Stock and New Preferred Stock and the record date for such distribution is on or after the Effective Date, such declaration shall include dividends or other distributions with respect to all shares of Reorganized Metrocall New Common Stock and New Preferred Stock issuable or distributable pursuant to the Plan. No dividends or other distributions with respect to such Reorganized Metrocall New Common Stock and New Preferred Stock shall be paid to any holder of any unsurrendered Subordinated Note until the same is surrendered for exchange in accordance with the provisions of this Article VIII. Subject to applicable law, following the surrender of any Subordinated Note, there shall be issued or distributed to the Holder of such Subordinated Notes at such time certificates representing shares of Reorganized Metrocall New Common Stock and New Preferred Stock issued or distributed in exchange therefore, without interest, together with the dividends or other distributions payable with respect to such shares of Reorganized Metrocall New Common Stock and New Preferred Stock. For purposes of dividends or other distributions with respect to shares of Reorganized Metrocall New Common Stock and New Preferred Stock, all such shares to be issued or distributed pursuant to the Plan shall be deemed issued and distributed as of the Effective Date.

                        (xi) Voting With Respect to Unexchanged Notes and Stock. Subject to the provisions of Articles V and VIII hereof, at any meeting of stockholders of Reorganized Metrocall with a record date on or after the Effective Date, registered holders of unsurrendered Subordinated Notes as Allowed Holders of Class 4 MCall General Unsecured Claims shall be entitled to vote the number of shares of Reorganized Metrocall New Common Stock and New Preferred Stock represented by such Subordinated Notes, regardless of whether such Holders have exchanged their Subordinated Notes; provided, that any such vote shall be at the times, upon the conditions, and in the manner prescribed by the certificate of incorporation and by-laws of Reorganized Metrocall.

                        (xii) Fractional Shares. Notwithstanding any other provision of the Plan to the contrary, Reorganized Metrocall New Common Stock and New Preferred Stock shall only be issued in whole shares. No certificates or scrip representing fractional shares of Reorganized Metrocall New Common Stock and New Preferred Stock will be issued, but in lieu thereof, each Holder of an Allowed Class 4 MCall General Unsecured Claims otherwise entitled to fractional shares of Reorganized Metrocall New Common Stock and New Preferred Stock shall be entitled to receive from the Indenture Trustee, in accordance with the provisions herein, a cash payment in lieu of such fractional shares of Reorganized Metrocall New Common Stock

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and New Preferred Stock determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the average closing price of a share Reorganized Metrocall's existing common stock, as reported in The Wall Street Journal, New York City edition, based on the ten (10) trading days immediately prior to the Effective Date. As soon as practicable after the determination of the amount of cash, if any, to be paid to the Holders of Allowed Class 4 MCall General Unsecured Claims in lieu of any fractional shares of Reorganized Metrocall New Common Stock and New Preferred Stock, Reorganized Metrocall and the Indenture Trustees shall make available such amounts of Cash to such holders of Allowed Class 4 MCall General Unsecured Claims.

                  (b) Distributions to Holders of Class 4 Subsidiary Unsecured Claims

            All distributions provided for in the Plan on account of Allowed Class 4 Subsidiary Unsecured Claims shall be made by the respective Metrocall entities or successors thereof after giving effect to the Asset Transfers, or such disbursing agents as Reorganized Metrocall may employ or contract with, as provided herein or in the Confirmation Order. Distributions to be made by Reorganized Metrocall to Holders of such Allowed Claims shall be made by the means agreed to by Reorganized Metrocall and the Holder, including by check drawn on a domestic bank or by wire transfer from a domestic bank, or, in the absence of an agreement, such commercially reasonable manner as Reorganized Metrocall shall determine in its sole discretion. The Reorganized Debtors and Reorganized Metrocall shall have no liability for any act or omission of any disbursing agent, and shall not be deemed to be an agent for any Holders of such Allowed Claims in connection with the funds held thereby. Each disbursing agent will serve without bond, and any disbursing agent may employ or contract with other entities to assist in or make the distributions required by the Plan.

C.   Undeliverable and Unclaimed Distributions

               1. Delivery of Distributions

               All property under the Plan to be distributed by mail shall be sent to the latest mailing address Filed with the Bankruptcy Court for the party entitled thereto, or, if no such mailing address has been so Filed, the mailing address reflected in the Debtor's books and records or, in the case of the Holders of Allowed Subordinated Note Claims, to the latest mailing address maintained of record by the pertinent Indenture Trustee or, if no mailing address is maintained of record, to the pertinent Indenture Trustee.

               2. Undeliverable Distributions

               If any distribution to the Holder of an Allowed Claim or Allowed Interest is returned as undeliverable, no further distributions shall be made to such Holder unless and until the Debtors are notified in writing of such Holder's then-current address. Undeliverable distributions made by Reorganized Metrocall shall be returned to Reorganized Metrocall and shall remain in the possession of Reorganized Metrocall pursuant to this Article VIII.C until such time as a distribution becomes deliverable. Reorganized Metrocall shall have no obligation to attempt to locate any Holder with regard to whom a distribution has been returned as undeliverable, forwarding time expired or similar indication. Undeliverable distributions shall not be entitled to any interest, dividends or other accruals of any kind.

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               3. After Distributions Become Deliverable

               Within 20 days after the end of each calendar quarter following the Effective Date, Reorganized Metrocall shall make all distributions, as provided herein or in the Confirmation Order, that become deliverable during the preceding calendar quarter.

               4. Failure to Claim Undeliverable Distributions

               Reorganized Metrocall shall File with the Bankruptcy Court, on each anniversary following the Effective Date and prior to the time the Chapter 11 Cases are closed, a listing of the Holders of unclaimed distributions. This list shall be maintained until the entry of an order and/or Final Decree concluding the Chapter 11 Cases. Any Holder of an Allowed Claim or Allowed Interest that does not assert a Claim or Interest pursuant to the Plan for an undeliverable distribution within three (3) years after the Effective Date shall have its Claim or Interest for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim or Interest against Reorganized Metrocall or its property. In such cases: (i) any Cash held for distribution on account of such Claims or Interest shall be property of HoldCo., free of any restrictions thereon; and (ii) any New Common Stock or New Preferred Stock held for distribution on account of such Claims or Interests shall be canceled and of no further force or effect. Nothing contained in the Plan or Confirmation Order shall require the Reorganized Debtors, the Administrative Agent Lender, the Exchange Agent, the Indenture Trustees or the disbursing agents to attempt to locate any Holder of an Allowed Claim or Allowed Interest.

D.   Compliance with Tax Requirements

               In connection with the Plan, to the extent applicable, the Reorganized Debtors and/or Reorganized Metrocall shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any other provision of this Plan, each Person or Entity that has received any distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and tax obligations, on account of such distribution.

E. Compensation and Reimbursement for Services Related to Balloting and Distributions



            1.    Administrative Agent Lender



            All reasonable fees and expenses incurred by the Administrative Agent Lender during the period from the Petition Date through the Effective Date, including reasonable fees and expenses of Professionals retained by the Administrative Agent Lender, shall be paid by Reorganized Metrocall in accordance with the terms and conditions of the Final Cash Collateral Order entered on July, 18, 2002. The foregoing payments will be sufficient to pay in full, satisfy and discharge all Agent Lender Charges and any fees, expenses or other charges. Notwithstanding the foregoing, in the event the Debtors, Reorganized Debtors or Reorganized Metrocall dispute the reasonableness or enforceability of any fees or expenses to be paid, such dispute shall be submitted to the Bankruptcy Court for resolution and, in such event, such fees


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



and expenses shall be paid only to the extent ordered by the Bankruptcy Court.


               2. Exchange Agent Information Agent and Disbursing Agents

               The Exchange Agent, the Information Agent and each Disbursing Agent providing services related to distributions pursuant to the Plan shall receive from the Reorganized Debtors, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed to with the Reorganized Debtors.

               3. Indenture Trustee

               Subject to review by the Reorganized Debtors and the Committee for reasonableness, all reasonable compensation, fees, expenses, disbursements and indemnity claims incurred by the Indenture Trustees before, on and after the Petition Date, including the reasonable fees, expenses and disbursements of agents and counsel retained by the Indenture Trustees, shall be paid in Cash on the Effective Date by the Reorganized Debtors as an Administrative Expense Claim, without the need for application to, or approval of, any court.

               To the extent that the Indenture Trustees provide services related to Distributions pursuant to the Plan, the Indenture Trustees will receive from the Reorganized Debtors, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to between the Indenture Trustees, respectively, and the Reorganized Debtors.

F.   Setoffs

               The Reorganized Debtors and/or Reorganized Metrocall may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that the Debtors, Reorganized Debtors and/or Reorganized Metrocall may hold against the Holder of such Allowed Claim; provided, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Reorganized Debtors and/or Reorganized Metrocall of any such claims, rights and Causes of Action that the Debtors or Reorganized Debtors may possess against such Holder.

G.   Manner of Payment

               Any payment of Cash made under the Plan may be made either by check drawn on a domestic bank, by wire transfer, or by automated clearing house transfer from a domestic bank, at the option of Reorganized Debtors.

               Under section 1146(c) of the Bankruptcy Code, the making or delivery of an instrument of transfer under a plan may not be taxed under any law imposing a stamp tax or similar tax. Pursuant thereto, entry of the Confirmation Order shall be a determination that no

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stamp tax, transfer tax or similar tax may be imposed on any sale of property or liens, notes or other distributions by Reorganized Debtors pursuant to the Plan.

               Reorganized Debtors, in making Distributions under the Plan, shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Reorganized Debtors may withhold the entire Distribution due to any Holder of an Allowed Claim until such time as such Holder provides Reorganized Debtors with the necessary information to comply with any withholding requirements of any governmental unit. Any funds so withheld will then be paid by Reorganized Debtors to the appropriate authority. If the Holder of an Allowed Claim fails to provide to Reorganized Debtors the information necessary to comply with any withholding requirements of any governmental unit within thirty (30) days from the date of first notification by Reorganized Debtors to the Holder of such Allowed Claim the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then the Holder's Distribution shall be treated as an Undeliverable Distribution accordance with Article VIII.C of the Plan.

                                   ARTICLE IX

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.   Prosecution of Objections to Claims and Interests



               Subject to XV(B), and through the date that is sixty (60) days after the Confirmation Date, all parties in interest shall have the right to interpose and file objections to any Claim filed against the Debtors and request a hearing on notice to the Debtors, the party whose Claim is the subject of such objection and the United States Trustee to have such objection heard. From and after the date that is sixty (60) days following the Confirmation Date the Reorganized Debtors and/or Reorganized Metrocall, through Disbursing Agent, shall have the exclusive authority to object, settle, compromise, withdraw, assign or litigate to judgment any and all objections to Claims, without notice to any party in interest except the party whose Claim is the subject of the objection or litigation. From and after the Confirmation Date, the Reorganized Debtors and/or Reorganized Metrocall may settle or compromise any Disputed Claim without approval of the Bankruptcy Court upon notice to the Claims Reconciliation Committee and subject to a right of the Claims Reconciliation Committee to object to such settlement or compromise.


B.   Estimation of Claims

               The Debtors, the Reorganized Debtors, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy

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Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanisms approved by the Bankruptcy Court.

C.   Payments and Distributions on Disputed Claims

               Notwithstanding any provision in the Plan or Confirmation Order to the contrary, except as otherwise agreed to by Reorganized Metrocall in its sole discretion, or as otherwise ordered by the Bankruptcy Court, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Subject to the provisions herein after a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim shall receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) shall receive the appropriate payment or distribution on the Allowed Claim(s), although, except as otherwise agreed by the Reorganized Debtors in its sole discretion, no payment or distribution shall be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.

D.   Holders of Subordinated Notes

               Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize a Proof of Claim filed by the Indenture Trustee in respect of the Subordinated Note Claims. Accordingly, any Claim relating exclusively to the Subordinated Note Claims, proof of which is filed by the registered or beneficial holder of a Claim, may be disallowed as duplicative of the Claim of the Indenture Trustee, without need for any further action or Bankruptcy Court order.

E.   Disallowance of Claims

               All Claims held by Entities against whom Reorganized Debtors has asserted or may assert a cause of action under sections 542, 543, 522(f), 522(h), 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not vote to accept or reject the Plan, both consequences to be in effect until such time as such causes of action against that Entity have been settled or resolved by a Final Order and all sums due Reorganized Debtors by that Entity are turned over to Reorganized Debtors or to the Responsible Agent.

F.   Controversy Concerning Impairment

               If a controversy arises as to whether any Claims or Equity Interests or any Class of Claims or Equity Interests are Impaired under the Plan, the Bankruptcy Court, after notice and a hearing, shall determine such controversy before the Confirmation Date. If such controversy is not resolved prior to the Effective Date, Reorganized Debtors' interpretation of the Plan shall govern.

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                                   ARTICLE X

                CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.   Conditions to Confirmation

               It is a condition to the Effective Date (unless waived by Metrocall) that (1) the Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Plan, and (2) the Confirmation Order is satisfactory to Metrocall, the Senior Lenders and the Committee in form and substance.

               The following are conditions precedent to the Confirmation of the Plan that may be waived in accordance with Article X.C below:

               1. Receipt by the Debtors of all required approvals of and/or clearances by and/or from Governmental Units with respect to the transactions contemplated by this Plan and the Lock-Up Agreement, including, if applicable, the Federal Trade Commission/Department of Justice, the Federal Communications Commission and the Securities and Exchange Commission; and


               2. Definitive documentation (including the terms therein) evidencing the transactions contemplated herein, including, without limitation, the New Senior Secured Term Loan Agreement and the New Senior Secured PIK Notes shall have been agreed to and executed by the parties thereto and be substantially in conformity with the terms set forth in the Plan and Lock-Up Agreement and the exhibits thereto.


B.   Conditions to Effective Date

     It is a condition of Consummation that (1) the Confirmation Order shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Case by the Clerk of the Bankruptcy Court in form and substance acceptable to Metrocall; and (2) the Confirmation Order shall be a Final Order.


               The following are conditions to the Effective Date that may be satisfied or waived in accordance with Article X.C below:

               1. The Bankruptcy Court shall have made findings of fact and conclusions of law as to Confirmation of the Plan and shall have entered the Confirmation Order on the docket for the Chapter 11 Cases, in each case satisfactory to the Debtors;

               2. The Confirmation Order and the orders specified in
Article X.A hereof shall have become Final Orders;


               3. All conditions precedent set forth in the Senior Secured Term Loan Term Sheet, New Senior Secured PIK Notes Term Sheet and New Preferred Stock Term Sheet shall have been satisfied or waived in accordance with the applicable terms thereof;


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               4. All conditions precedent set forth in the Lock-Up Agreement shall have been satisfied or waived in accordance with the applicable terms thereof;



               5. Definitive documentation (including the terms therein) evidencing the transactions contemplated herein, including, without limitation, the New Senior Secured Term Loan Agreement and the New Senior Secured PIK Notes shall have been executed by the parties thereto and be substantially in conformity with the terms set forth in the Plan and Lock-Up Agreement and the exhibits thereto.


C.   Waiver of Conditions


               The conditions precedent set forth in the Plan and Lock-Up Agreement may only be waived pursuant to the terms thereof, with the exception of X.B.(3) and (5), which may only be waived with the written consent of the Senior Lender. Metrocall may waive any of the conditions set forth in this
Article X without leave or order of the Bankruptcy Court and without any formal action other than proceeding to Consummation of the Plan.


D.   Effect of Vacation of Confirmation Order

               If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan, the Lock-Up Agreement, or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgement, offer or undertaking by the Debtors in any respect.

                                   ARTICLE XI

                   RELEASE, INJUNCTION AND RELATED PROVISIONS

A.   Subordination

               The classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, Section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled, as well as all contractual subordination rights under the Subordinated Note Indentures, pursuant to this Article XI.

B.   GENERAL RELEASES

               As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan, the New Senior Secured Term Note, the New Senior Secured PIK Notes, the New Preferred Stock and the New Common Stock to be distributed pursuant to the Plan and the services of the directors and officers of Metrocall,

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the Senior Lenders and the Committee Releasees and each of their respective subsidiaries, attorneys, financial advisors, accountants, investment bankers and agents to facilitate the expeditious reorganization and implementation of the restructuring contemplated by the Plan and the Lock-Up Agreement, (a) each holder of a Claim or Interest that votes (or is deemed to vote) in favor of the Plan, (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each Creditor and Equity Holder of any of the Debtors that does not vote on the Plan or votes against the Plan and (c) each Debtor will be deemed to forever release, waive and discharge all claims, demands, rights, causes of action and liabilities whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence involving any of the Debtors taking place prior to the Effective Date and/or in connection with the Chapter 11 Cases (excluding any claims with respect to reimbursement and indemnification provisions of the credit facilities excepted from cancellation under Section VI.E) that such entity has or may have against (i) the officers and directors of Metrocall (immediately prior to the Effective Date) and (ii) the Senior Lenders
(iii) the Committee Releasees and their respective subsidiaries, attorneys, financial advisors, accountants, investment bankers and agents, acting in such capacity.

C.   Exculpation


               The Debtors, the Reorganized Debtors, the Lender Releasors, and the D&O Releasors, the Indenture Trustees and the Committee and their respective members and Professionals (acting in such capacity) shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with the Debtor's Chapter 11 Cases; provided, however, that the exculpation for liability provided in this Article
XI. C shall only be binding on a Creditor and/or Equity Holder of any of the Debtors that does not vote on the Plan or votes against the Plan to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, provided, further, that the foregoing provisions of this Article XI.C shall have not affect on the liability of (i) the Debtors resulting from any breach of the Lock-Up Agreement, the Plan and the definitive documentation therefor or (ii) any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct.


D.   Discharge of Debtors

               Except as otherwise provided herein or in the Confirmation Order,
(1) the rights afforded in the Plan and the treatment of all Claims and Interests herein, shall be in exchange for and in complete satisfaction, settlement, discharge and release of all Claims and Interests of any nature whatsoever, known or unknown, (2) on the Effective Date, all such Claims against, the Interests in, the Debtors and the Reorganized Debtors shall be satisfied, discharged, and released in full, and (3) all Persons and Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, Reorganized Metrocall or any of their successors or their assets or

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properties any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

E.   Injunction

               Except as otherwise expressly provided in the Plan or Confirmation Order, from and after the Effective Date, all Person and Entities who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, Cause of Action or other proceeding of any kind (including, without limitation, in any judicial, arbitration, administrative or other forum) against or affecting the Reorganized Debtors and Reorganized Metrocall or the Estates; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order in respect of any Claim against the Reorganized Debtors and Reorganized Metrocall or the Estates; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind in respect of any Claim against the Reorganized Debtors and Reorganized Metrocall or the Estates; (iv) asserting, directly or indirectly, any setoff, right of subrogation or recoupment right of any kind in respect of any Claim against any debt, liability or obligation due to the Reorganized Debtors and Reorganized Metrocall or the Estates; or (v) commencing or continuing any action or proceeding in any manner or in any place whatsoever that does not conform to or comply with the provisions of this Plan.

F.   Term of Injunctions and Stays

               Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

G.   Preservation of Rights of Action

               Except as otherwise provided in the Plan, Confirmation Order or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized Metrocall, as successors to the Debtors, shall retain and may exclusively prosecute and enforce any Cause of Action or rights to payment of claims that the Debtors, Reorganized Debtors or their respective Estates may hold against any Person or Entity. Reorganized Metrocall shall retain and may prosecute and enforce all defenses, counterclaims and rights against all Claims and Interests asserted against the Debtors, the Reorganized Debtors or their respective Estates.

                                  ARTICLE XII

                            RETENTION OF JURISDICTION

A.   Jurisdiction

               Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising under, or

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arising in or relating to these Chapter 11 Cases or this Plan to the fullest extent legally permissible by 28 U.S.C. Section 1334 to hear, and by 28 U.S.C.
Section 157 to determine, all proceedings in respect thereof, including, without limitation, jurisdiction to:

            1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

            2. Grant or deny any application for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

            3. Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are a party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VI hereof to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

            4. Ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Article VII or VIII;

            5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

            6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, including, without limitation, the Lock-Up Agreement;

            7. Resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

            8. Permit the Debtors, the Reorganized Debtors or Reorganized Metrocall to modify the Plan before or after the Effective Date pursuant to
Section 1127 of the Bankruptcy Code, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, including, without limitation, the Lock-Up Agreement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement or the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, including, without limitation, the Lock-Up Agreement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

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            9. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation, implementation or enforcement of the Plan or the Confirmation Order, except as otherwise provided herein;

            10. Resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XI and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

            11. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

            12. Determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

            13. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, including without limitation, the Lock-Up Agreement; and

            14. Enter an order and/or Final Decree concluding the Chapter 11 Cases.

                                  ARTICLE XIII

                             EFFECT OF CONFIRMATION

A.   Vesting of Assets

            Except to the extent otherwise provided in the Plan or restricted by order of the Bankruptcy Court, on the Effective Date, all Cash and Estate Assets shall vest in the Reorganized Debtors, respectively free of any Claims, Liens and Equity Interests.

B.   Authority to Effectuate Plan

            Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan will be deemed to be authorized and approved without further approval from the Bankruptcy Court. The Confirmation Order will act as an order modifying the Reorganized Debtors' By-Laws and Certificate of Incorporation such that the provisions of the Plan can be effectuated, so as to include, without limitation, provisions allowing the Reorganized Debtors to amend the respective Certificates of Incorporation as necessary and prohibiting the issuance of non-voting stock. Reorganized Debtors shall be authorized, without further application to or order of the Bankruptcy Court, to take whatever action is necessary to achieve Consummation and carry out the Plan and to effectuate the Distributions provided for thereunder.

C.   Post Confirmation Status Report

               Within 120 days of the entry of the Confirmation Order, Reorganized Metrocall shall file a status report with the Court explaining what progress has been made toward

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consummation of the confirmed Plan. The status report shall be served on the U.
S. Trustee, and those parties who have requested special notice post-confirmation. The Bankruptcy Court may schedule status conferences at its discretion.

D.   Binding Effect

               Except as otherwise expressly provided in the Plan, on and after the Effective Date, the Plan and all exhibits thereto shall bind the Committee, and all Holders of Claims and Equity Interests.

                                  ARTICLE XIV

                             DEBTORS CAUSE OF ACTION

A.   Maintenance of Causes of Action

               Except as otherwise provided in the Plan, any rights or causes of action under any theory of law, including without limitation under the Bankruptcy Code, accruing to Reorganized Debtors shall remain Assets of the Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and vest in Reorganized Debtors. Such rights also include avoidance actions and claims identified on the Debtors' schedules filed with the Bankruptcy Court and as set forth in the Debtors' Disclosure Statement.

               Unless a Right of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan, or in a Final Order, all rights with respect to such Right of Action are reserved to Reorganized Debtors who may pursue such Right of Action.

               Reorganized Debtors may pursue or decline to pursue the Rights of Action assigned to it for prosecution, as appropriate, in Reorganized Debtors' business judgment, subject to the provisions of the Plan. Reorganized Debtors may settle, release, sell, assign, otherwise transfer or compromise such Rights of Action, in Reorganized Debtors' business judgment upon order of the Court, subject to the provisions of the Plan.

               From and after the Effective Date, Reorganized Debtors may also litigate any avoidance, recovery or subordination actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or any other causes of action or rights to payments or claims that belong to Debtor that may be instituted by Reorganized Debtors after the Effective Date.

B.   No Res Judicata Effect

               Notwithstanding anything to the contrary in this Plan or in the Disclosure Statement, the provisions of the Disclosure Statement and this Plan which permit Reorganized Debtors to enter into settlements and compromises of any potential litigation shall not have and are not intended to have any res judicata effect with respect to any pre-petition claims and causes of action that are not otherwise treated under the Plan and shall not be deemed a bar to Reorganized Debtors' asserting such claims and causes of action. Reorganized Debtors shall have

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the authority to settle claims and litigation as provided in the Plan, provided that all such settlements shall nevertheless be subject of the settlement standards imposed by Bankruptcy Rule 9019.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

A.   Dissolution of Committee(s)

               On the Effective Date, the Committee(s) shall dissolve and its members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

B.   Claims Resolution Committee

               On the Effective Date, at the option of the Committee, a Claims Resolution Committee will be established, however, if no such committee has been established within ten (10) days after the Effective Date then the Committee's option to establish the Claims Resolution Committee shall expire. The Claims Resolution Committee will consist of up to three (3) holders of MCall Class 4 Claims who sit on the Committee as of the Effective Date or up to three (3) other Persons selected by the Committee.

        (a) Function and Composition of the Claims Resolution Committee

               The sole function of the Claims Resolution Committee will be (A) to review and (to the extent it deems necessary and appropriate) object to applications for the allowance of compensation and reimbursement of expenses for Professionals filed before or after the Effective Date; (B) to monitor the Reorganized Debtors' progress in (x) reconciling and resolving Disputed Claims and (y) making distributions on account of such Claims once resolved; and (C) to review and assert objections to the reasonableness of settlements and compromises of such Claims in accordance with the procedures set forth in
Section IX(A) herein.

        (b) Claims Resolution Committee Procedures

               The Claims Resolution Committee will adopt by-laws that will control its functions. These by-law, unless modified by the Claims Resolution Committee, will provide for the following: (i) a majority of the Claims Resolution Committee will constitute a quorum, (ii) one member of the Claims Resolution Committee will be designated by the majority of its members as the chairperson, (iii) meetings of the Claims Resolution Committee will be called by its chairperson on such notice and in such manner as its chairperson may deem advisable and (iv) the Claims Resolution Committee will function by decisions made by a majority of its members in attendance at any meeting.

        (c) Employment of Professionals by the Claims Resolution Committee

               The Claims Resolution Committee will be authorized to retain and employ counsel and other professionals as reasonably necessary to accomplish its functions. The role of


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the Claims Resolution Committee professionals will be strictly limited to assisting the committee in its functions as set forth herein. The Reorganized Debtors will pay actual, necessary, reasonable and documented fees and expenses of the professionals retained by the Claims Resolution Committee, as well as, the actual, necessary, reasonable and documented expenses incurred by each committee member in the performance of its duties upon the monthly submission of bills to the Reorganized Debtors and the members of the Claims Resolution Committee. If no objection to payment is received within thirty (30) days following the delivery of a bill, the bill (or undisputed portion) will be paid by the Reorganized Debtors. Other than as specific in the proceeding sentence, (or as agreed by the Debtors and the Committee or Claims Resolution Committee, or ordered by the Bankruptcy Court) the members of the Claims Resolution Committee will serve without compensation. If there is any unresolved dispute between the Reorganized Debtors and the Claims Resolution Committee, its professionals or a member thereof as to any fees or expenses, such disputes will be submitted to the Bankruptcy Court for resolution.

        (d) Dissolution of the Claims Resolution Committee

               Subject to further order of the Bankruptcy Court, the Claims Resolution Committee will dissolve on the date that the officer of the Reorganized Debtors files and serves on counsel to the Claims Resolution Committee by overnight delivery or facsimile transmission a certification that the aggregate face amount of remaining Disputed Claims in MCall Class 4, is in the aggregate, equal to or less than $2 million, or on the date that any objection filed to such certification is resolved by the Bankruptcy Court such that the aggregate face amount of the remaining Disputed Claims in MCall Class 4 is in the aggregate, equal to or less than $2 million. The Claims Resolution Committee and the members of the committee will not be entitled to compensation or reimbursement of expenses for any services rendered after the date of dissolution of the committee. Notwithstanding the foregoing, the Claims Resolution Committee will not dissolve until orders regarding final requests for compensation by professionals become Final Orders and until the Confirmation Order becomes a Final Order.

C.   Payment of Statutory Fees

               All fees payable pursuant to Section 1930 of Title 28 of the United States Code shall be paid by the Estates on or before the Effective Date or from the Reorganized Debtors or Reorganized Metrocall when otherwise due and owing.

D.   Modification of Plan

               Subject to the limitations contained herein and in the Lock-Up Agreement, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or Reorganized Metrocall, as the case may be may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

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E.   Revocation of Plan

               Subject to the terms of the Lock-Up Agreement, the Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke and withdraw the Plan.

F.   Plan Controls

               To extent there is an inconsistency or ambiguity between any term or provision contained in the Disclosure Statement, the Plan, and the Lock-Up Agreement, the terms and provisions of the Plan shall control.

G.   Successors and Assigns

               The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

H.   Reservation of Rights

               Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained this Plan or the Disclosure Statement, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

I.   Section 1146 Exemption

               Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under or in connection with the Plan, the making or delivery of an instrument of transfer under or in connection with the Plan, or the recording or perfecting of any lien under or in connection with the Plan may not be taxed under any law imposing a stamp tax or similar tax. In order to effectuate Section 1146(c) of the Bankruptcy Code, each recorder of deeds or similar official for any county, city or Governmental Unit in which deeds for transfer of any Property of the Estates are to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such deeds for recording and promptly to record such deeds. The Confirmation Order shall provide that the filing of any objection thereto shall not stay the effect of the Confirmation Order and shall not exempt or excuse any recorder of deeds or similar official from promptly accepting and recording any such deeds.

J.   Further Assurances

               The Debtors, Reorganized Metrocall and all Holders of Claims or Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

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K.   Severability

               Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan so long as such determination does not affect any material term or benefit of this Plan.

L.   Terms of Injunctions or Stays

               Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, seeking to hold (1) any of the Reorganized Debtors, (2) the property of any Reorganized Debtor, or (3) the Committee or any of its members (or their respective officers, directors, employees, and other agents, advisors, attorneys and accountants, successors or assigns) liable for any claim, obligation, right, interests, debt or liability that has been discharged or released pursuant to the Plan.

               As of the Effective Date, Reorganized Debtors and the respective Estates shall release each attorney, accountant or other Professional employed by Reorganized Debtors in the Chapter 11 Cases from any and all causes of action, claim, liabilities, counterclaims and damages relating in any manner to such professional's or other released individuals' or entities' participation in the Chapter 11 Cases.

               The releases and injunctions set forth herein: (1) only apply to post-petition transactions or occurrences; and (2) do not release any party who may be liable with Reorganized Debtors to any party on account of any debt for which Reorganized Debtors receives a discharge.

M.   Entire Agreement

               The Plan supersedes all prior discussions, understandings, agreements, and documents pertaining or relating to any subject matter of the Plan.

N.   Headings

               The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner shall affect the provisions or interpretation(s) of the Plan.

O.   Investments

               Reorganized Metrocall shall be permitted from time to time to invest all or a portion of the Cash contained in any of the Disputed Claims Reserve Accounts in securities issued or directly guaranteed by the United States government or any agency thereof, commercial paper of corporations rated at least "A-1" by Standard & Poor's Corporation or rated at least "P-1" by Moody's Investor Services, Inc., interest bearing certificates of deposit, time


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deposits, bankers' acceptances and overnight bank deposits, and repurchase agreements. All interest and proceeds from such investments shall be transferred to the appropriate Disputed Claims Reserve Account from time to time as Reorganized Debtors, after consultation with the Responsible Agent, determines appropriate.

P.   Governing Law

               Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.

Q.   Service of Documents

               Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors or the Reorganized Debtors shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, (c) national overnight courier, freight prepaid or (d) fax, assessed as follows:

                  Metrocall, Inc.
                  6677 Richmond Highway
                  Alexandria, Virginia  22306
                  Attn:  Vincent D. Kelly
                         Executive Vice President
                         & Chief Financial Officer & Chief Operating Officer
                  Fax: (703) 768-9625

                  with copies to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  Jeffrey S. Sabin, Esq.
                  Fax:  (212) 593-5955

                  and

                  Laura Davis Jones (Delaware Bar No. 2436)
                  Pachulski, Stang, Ziehl, Young & Jones P.C.
                  919 Market Street, 16th Floor
                  P.O. Box 8705
                  Wilmington, Delaware  19899-8705
                  Telephone:  (302) 652-4100
                  Facsimile:  (302) 652-4400

R.   Filing of Additional Documents

               On or before the Effective Date, the Debtors and/or Acquisition Subsidiary may File or cause to be Filed with the Bankruptcy Court such agreements and other documents as

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may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

S.   Failure of the Bankruptcy Court to Exercise Jurisdiction

        If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including any of the matters set forth in the Plan, the Plan shall not prohibit or limit the exercise of jurisdiction by any other court of competent jurisdiction with respect to such matter.

T.   Enforceability

        Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan.

U.   Reliance

        Metrocall, its agents, employees and professionals, while acting in their capacity as such, including but not limited to, objecting to Claims, making Distributions to Creditors holding Allowed Claims and approving settlement of actions, as the case may be, shall be permitted to reasonably rely on any certificates, sworn statements, instruments, reports, claim dockets, schedules, or other documents reasonably believed by it to be genuine and to have been prepared or presented by the Bankruptcy Court Clerk's Office, Metrocall and Metrocall's Professionals.

65   DeltaView comparison of Old Plan as confirmed.doc and New Plan as
confirmed.doc. Performed on 10/10/02.

Dated:  June 18, 2002

            By:   METROCALL, INC.,
                  ADVANCED NATIONWIDE MESSAGING CORPORATION
                  METROCALL USA, INC.
                  McCAW RCC COMMUNICATIONS, INC.
                  MSI, INC.
                  MOBILFONE SERVICES, L.P.

                  Debtors and Debtors In Possession



                  By:  /s/ Vincent D. Kelly
                       ---------------------------------------------------
                       Name   Vincent D. Kelly
                       Title: Chief Financial Officer & Chief Operating Officer

                  Jeffrey S. Sabin (New York Bar No. 90073)
                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Telephone:  (212) 756-2000
                  Facsimile:   (212) 593-5955

                  and

                  Laura Davis Jones (Delaware Bar No. 2436)
                  Pachulski, Stang, Ziehl, Young & Jones P.C.
                  919 Market Street, 16th Floor
                  P.O. Box 8705
                  Wilmington, Delaware  19899-8705
                  Telephone:  (302) 652-4100
                  Facsimile:  (302) 652-4400


                  Counsel to Debtor and Debtors-in-Possession



66   DeltaView comparison of Old Plan as confirmed.doc and New Plan as
confirmed.doc. Performed on 10/10/02.

Document comparison done by DeltaView on Thursday, October 10, 2002 15:52:55


------------------------------------------------------------------------------------
INPUT:
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
Document 1          file://I:\Attach\Metrocall\Old Plan as confirmed.doc
------------------------------------------------------------------------------------
Document 2          file://I:\Attach\Metrocall\New Plan as confirmed.doc
------------------------------------------------------------------------------------
Rendering set       (SRZ) - Standard
------------------------------------------------------------------------------------



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



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STATISTICS:
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                      Count
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
Insertions                                     120
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Deletions                                      111
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Moved from                                       0
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Format changed                                   0
===================================================
Total changes                                  231
===================================================


67   DeltaView comparison of Old Plan as confirmed.doc and New Plan as
confirmed.doc. Performed on 10/10/02.

                                   EXHIBIT "B"
                             AMENDED CURE SCHEDULES

                                   EXHIBIT "C"
            SETTLEMENT AGREEMENT WITH NETWORK TRUNKING SYSTEMS, INC.
                        AND GRIFFIN COMMUNICATIONS, INC.